PIONEER HI-BRED INTERNATIONAL, INC.
                                  SAVINGS PLAN


                                    ARTICLE I

                                     GENERAL
                                     -------

          Sec. 1.1 Name of Plan. The name of the discretionary contribution profit sharing plan set forth herein is Pioneer Hi-Bred International, Inc. Savings Plan. It is sometimes herein referred to as the "Plan".

          Sec. 1.2 Purpose. The Plan has been established so that eligible employees may have an additional source of retirement income.

          Sec. 1.3 Effective Date. The "Effective Date" of the Plan, the date as of which the Plan was established, is September 1, 1979.

          Sec. 1.4 Company. The "Company" is Pioneer Hi-Bred International, Inc., an Iowa corporation, and any Successor Employer thereof.

          Sec. 1.5 Participating Employers. The Company is a Participating Employer in the Plan. As of October 1, 1998, the following subsidiaries of the Company are also Participating Employers:

      (a)  PHI Insurance Services, Inc.

      (b)  The Advantage Corporation

      (c)  PHI Financial Services, Inc.

      (d)  Pioneer Hi-Bred of Puerto Rico, Inc.

The President of the Company may from time to time take written action adding additional subsidiaries as Participating Employers effective as of the date specified in such action or removing Participating Employers from the Plan. Any such written action shall be deemed to be an amendment of the Plan. Any Successor Employer to a Participating Employer shall also be a Participating Employer in the Plan.

           Sec. 1.6 Construction and Applicable Law. The Plan is intended to meet the requirements for qualification under section 401(a) of the Code and the requirements applicable to qualified cash or deferred arrangements under section 401(k) of the Code. The Plan is also intended to be in full compliance with applicable requirements of ERISA. The Plan shall be administered and construed consistent with said intent. It shall also be construed and administered according to the laws of the State of Iowa to the extent that such laws are not preempted by the laws of the United States of America. All controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court for the Southern District of Iowa, except as otherwise provided in any trust agreement entered into with a Funding Agency.

           Sec. 1.7 Benefits Determined Under Provisions in Effect at Termination of Employment. Except as may be specifically provided herein to the contrary, benefits under the Plan attributable to service prior to a Participant's Termination of Employment shall be determined and paid in accordance with the provisions of the Plan as in effect as of the date the Termination of Employment occurred unless he or she becomes an Active
Participant after that date and such active participation causes a contrary result under the provisions hereof. However, the provisions of this document shall apply to any such Participant to the extent necessary to maintain the qualified status of the Plan under Code section 401(a) or to comply with the requirements of ERISA.

           Sec. 1.8 Effective Date of Document. Unless a different date is specified for some purpose in this document, the provisions of this Plan document are generally effective as of October 1, 1998. However, any provision necessary to comply with a requirement of federal legislation or a Treasury regulation, which requirement has an earlier effective date, shall be effective retroactively to the date required by the applicable law or regulation.

                                   ARTICLE II

                            MISCELLANEOUS DEFINITION
                            ------------------------

          Sec. 2.1 Account. "Account" means a Participant's or Beneficiary's interest in the Fund of any of the types described in Sec. 7.1.

          Sec. 2.2 Active Participant. An employee is an "Active Participant" only while he or she is both a Participant and a Qualified Employee.

          Sec. 2.3 Affiliate. "Affiliate" means any trade or business entity under Common Control with a Participating Employer, or under Common Control with a Predecessor Employer while it is such.

          Sec. 2.4 Beneficiary. "Beneficiary" means the person or persons designated as such pursuant to the provisions of Article VIII.

          Sec. 2.5 Board. The "Board" is the board of directors of the Company, and includes any executive committee thereof authorized to act for said board of directors.

          Sec. 2.6 Certified Earnings. Commencing February 1, 1997, "Certified Earnings" of a Participant from a Participating Employer for a Plan Year means the amount determined by the Participating Employer and reported to the Company to be the total earnings paid to the Participant by the Participating Employer during such Plan Year for service as a Qualified Employee, subject to the following:

      (a) Certified Earnings include Before-Tax Contributions to this Plan and any contributions made by salary reduction to any other plan which meets the requirements of Code sections 125, 401(k), 402(h)(1)(B), or 403(b), whether or not such contributions are actually excludable from the Participant's gross income for federal income tax purposes. Certified Earnings do not include Qualified Non-Elective or Matching Contributions to this Plan.

       b) Extraordinary  and  non-recurring  items  (such  as lump sum payments to  terminate  an  employment  contract or terminal  vacation pay); relocation payments, mobility premiums, cost of living ("COLA") payments, relocation bonuses or mortgage interest differential payments; payments in the nature of reimbursements for expenses (such as mileage payments for use of personal vehicles and construction travel allowances); reimbursements for employee or dependent educational expenses (such as College Aid scholarships or tuition reimbursements); severance pay; any income derived from use of an automobile provided by a Participating Employer, from employer-paid life insurance as described in Code section 79 or from employer-paid trips by the Participant's spouse; benefits derived from the Participant's participation in any stock-based compensation program maintained by any Participating Employer; bonuses, incentives or other amounts paid after the Participant's Termination of Employment; payments or contributions to or for the benefit of the employee under any other deferred compensation, pension, insurance, or other employee benefit plan; or other similar fringe benefits or items of special compensation shall not be included in computing Certified Earnings, except as provided in subsection (a) or to the extent such amounts are required to be included in determining the regular rate of pay of a Participant who is a non-exempt employee under the Federal Fair Labor Standards Act for purposes of computing overtime pay thereunder.

       c) Effective  for Plan Years  commencing  after 1996,  Certified
          Earnings of a Participant for any Plan Year shall not exceed $160,000, adjusted for each Plan Year to take into account any cost of living increase provided for that year in accordance with regulations prescribed by the Secretary of the Treasury. The dollar increase in effect on January 1 of any calendar year shall apply to Plan Years beginning in that calendar year. If a Plan Year is shorter than 12 months, the limit under this subsection for that year shall be multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12.

          Sec. 2.7 Code. "Code" means the Internal Revenue Code of 1986 as from time to time amended.

           Sec. 2.8 Common Control. Effective for Plan Years commencing after 1988, a trade or business entity (whether a corporation, partnership, sole proprietorship or otherwise) is under "Common Control" with another trade or business entity (i) if both entities are corporations which are members of a controlled group of corporations as defined in Code section 414(b), or (ii) if both entities are trades or businesses (whether or not incorporated) which are under common control as defined in Code section 414(c), or (iii) if both entities are members of an affiliated service group as defined in Code section 414(m), or (iv) if both entities are required to be aggregated pursuant to regulations under Code section 414(o). Service for all entities under Common Control shall be treated as service for a single employer to the extent required by the Code; provided, however, that an individual shall not be a Qualified Employee by reason of this section. In applying the first sentence of this section for purposes of Article VI, the provisions of subsections (b) and (c) of section 414 of the Code are deemed to be modified as provided in Code section 415(h).

          Sec. 2.9 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974 as from time to time amended.

           Sec. 2.10 Family Member. Family aggregation rules ceased to apply to this Plan effective January 1, 1997.

           Sec. 2.11 Forfeitures. "Forfeitures" means that part of the Fund so recognized under Sec. 9.2(b).

           Sec. 2.12 Fund. "Fund" means the aggregate of assets described in Sec. 11.1.

           Sec. 2.13 Funding Agency. "Funding Agency" is a trustee or trustees or an insurance company appointed and acting from time to time in accordance with the provisions of Sec. 11.2 for the purpose of holding, investing, and disbursing all or a part of the Fund.

           Sec. 2.14 Highly Compensated Employee. "Highly Compensated Employee" for any Plan Year means an individual described as such in Code section 414(q).

      (a) Unless otherwise provided in Code section 414(q), commencing January 1, 1997, each employee who meets one of the following requirements is a "Highly Compensated Employee":

           (1) The employee at any time during the current or prior Plan Year was a more than 5-percent owner as defined in Code section 414(q)(2), or was the spouse, child, parent or grandparent of such an owner to whom the owner's stock is attributed pursuant to Code section 318 (regardless of the Compensation of the owner or family member).

           (2) The employee received Compensation from the employer in exces of $80,000for the prior Plan Year.

           (3) The individual is a former employee who had a separation year prior to the current Plan Year and such individual performed services for the employer and was a Highly Compensated Employee for either (i) such separation year, or (ii) any Plan Year ending on or after the individual's 55th birthday. A "separation year" is the Plan Year in which the individual separates from service with the employer. With respect to an individual who separated from service before January 1, 1987, the individual will be included as a Highly Compensated Employee only if the individual was a more than 5-percent owner or received Compensation in excess of $50,000 during (i) the employee's separation year (or the year preceding such separation year), or (ii) any year ending on or after such individual's 55th birthday (or the last year ending before such individual's 55th birthday).

      (b) The dollar amount specified in paragraph (2) of subsection (a) shall be indexed for cost of living increases for each calendar year after 1996 as provided in the applicable Treasury regulations. For any Plan Year, the applicable dollar amount shall be the dollar amount in effect for the calendar year in which the Plan Year commences.

      (c)  For purposes of this section,  "employer"  includes all Participating
           Employers  and  all  Affiliates,   and  "employee"   includes  Leased
           Employees.

      (d) For purposes of this section, "Compensation" means the amount defined as such under Sec. 6.1(f) plus the Before-Tax Contributions to this Plan and any other elective deferral contributions made by or on behalf of the employee to any other plan maintained by a Participating Employer or an Affiliate which are not includible in the gross income of the employee under Code sections 125, 401(k), 402(h)(1)(B), or 403(b). Commencing January 1, 1998, Compensation means the amount defined as such under Sec. 6.1(f).

           Sec. 2.15 Leased Employee. "Leased Employee" means any person defined as such by Code section 414(n). In general, a Leased Employee is any person who is not otherwise an employee of a Participating Employer or an Affiliate (referred to collectively as the "recipient") and who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code section 414(n)(6)) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the recipient. For purposes of the requirements listed in Code section 414(n)(3), any Leased Employee shall be treated as an employee of the recipient, and contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient shall be treated as provided by the recipient. However, if Leased Employees constitute less than 20% of the Participating Employers' non-highly compensated work force within the meaning of Code section 414(n)(5)(C)(ii), those Leased Employees covered by a plan described in Code section 414(n)(5) shall be disregarded. Notwithstanding the foregoing, no Leased Employee shall be a Qualified Employee or a Participant in this Plan.

           Sec. 2.16 Named Fiduciary. The Company is a "Named Fiduciary" for purposes of ERISA with authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan. Other persons are also Named Fiduciaries under ERISA if so provided thereunder or if so identified by the Company, by action of the Board. Such other person or persons shall have such authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan, as may be provided by ERISA or as may be allocated by the Company, by action of the Board.

           Sec. 2.17 Non-Highly Compensated Employee. "Non-Highly Compensated Employee" means an employee of the Participating Employers who is not a Highly Compensated Employee.

           Sec. 2.18  Normal Retirement Age.  "Normal Retirement Age" is age 65.

           Sec. 2.19 Participant. A "Participant" is an individual describe as such in Article IV.

           Sec. 2.20  Plan Year.  A "Plan Year" is the calendar year.

           Sec. 2.21 Predecessor Employer. Any corporation, partnership, firm, or individual, a substantial part of the assets and employees of which are acquired by a successor is a "Predecessor Employer" if named in this section, subject to any conditions and limitations with respect thereto imposed by this section; provided, however, that any such corporation, partnership, firm, or individual may be named as a Predecessor Employer only if all of its employees who at the time of the acquisition become employees of the successor and Participants hereunder are treated uniformly, the use of service with it does not produce discrimination in favor of Highly Compensated Employees, and there is no duplication of benefits for such service. To be considered a Predecessor Employer, the acquisition of assets and employees of a corporation, partnership, firm, or individual must be by a Participating Employer, by an Affiliate, or by another Predecessor Employer. Any other employer shall be a Predecessor Employer if so required by regulations prescribed by the Secretary of the Treasury. As of October 1, 1998, there are no Predecessor Employers.

           Sec. 2.22 Qualified Employee. "Qualified Employee" means any employee of a Participating Employer, subject to the following:

      (a) An employee is not a Qualified Employee prior to the date as of which his or her employer becomes a Participating Employer.

      (b) A nonresident alien within the meaning of Code section 7701(b)(1)(B) while not receiving earned income (within the meaning of Code section 911(d)(2)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)) is not a Qualified Employee.

      (c) Except as provided in paragraphs (1) and (2), below, an employee is not a Qualified Employee unless his or her services are performed within the United States, or the principal base of operations to which the employee frequently returns is within the United States.

           (1) A Qualified Employee who is transferred by a Participating Employer to a location outside the United States on a temporary assignment or as a project employee will continue to be a Qualified Employee during the period the individual works in either of those categories.

           (2) A Qualified Employee who was transferred by a Participating Employer to a location outside the United States as an indefinite transferee prior to 1995 will continue to be a Qualified Employee until the date the individual becomes covered by any retirement plan maintained by a Participating Employer or an Affiliate for employees located outside the United States.

     (d) Eligibility of employees in a collective bargaining unit to participate in the Plan is subject to negotiations with the representative of that unit. During any period that an employee is covered by the provisions of a collective bargaining agreement between a Participating Employer and such representative, the employee shall not be considered a Qualified Employee for purposes of this Plan unless such agreement expressly so provides. For purposes of this section only, such an agreement shall be deemed to continue after its formal expiration during collective bargaining negotiations pending the execution of a new agreement.

     (e) An employee shall be deemed to be a Qualified Employee during a period of absence from active service which does not result from a Termination of Employment, provided he or she is a Qualified Employee at the commencement of such period of absence.

     (f) Notwithstanding anything herein to the contrary, an individual is not a Qualified Employee during any period during which the individual is classified by a Participating Employer as an independent contractor or is classified by a Participating Employer as any other status in which the person is not treated as a common law employee of a Participating Employer for purposes of withholding of taxes, regardless of the correct legal status of the individual. The previous sentence applies to all periods of such service of an individual who is subsequently reclassified as an employee, whether the reclassification is retroactive or prospective.

          Sec. 2.23 Successor Employer. A "Successor Employer" is any entity that succeeds to the business of a Participating Employer through merger, consolidation, acquisition of all or substantially all of its assets, or any other means and which elects before or within a reasonable time after such succession, by appropriate action evidenced in writing, to continue the Plan; provided, however, that in the case of such succession with respect to any Participating Employer other than the Company, the acquiring entity shall be a Successor Employer only if consent thereto is granted by the Company, by action of the Board or a duly authorized officer.

           Sec. 2.24  Top-Heavy Plan.  "Top-Heavy Plan" is defined in Sec.
     14.2(a).

          Sec. 2.25 Valuation Date. "Valuation Date" means the date on which the Fund and Accounts are valued as provided in Article VII. Each of the following is a Valuation Date:

      (a) Effective January 1, 1998, each business day on which the New York Stock Exchange is open for business. Prior to 1998, the Valuation Dates were the last day of each calendar month.

      (b) Such other day, as designated by the Company in written notice to the Funding Agency, as the Company may consider necessary or advisable to provide for the orderly and equitable administration of the Plan.

                                   ARTICLE III

                               SERVICE PROVISIONS
                               ------------------

           Sec. 3.1   Employment Commencement Date.  "Employment Commencement
Date" means the date on which an employee first performs an Hour of Service for a Participating Employer (whether before or after the Participating Employer becomes such), an Affiliate, or a Predecessor Employer. The date on which an employee first performs an Hour of Service after a 1-Year Break in Service is also an "Employment Commencement Date".

           Sec. 3.2 Termination of Employment. The "Termination of Employment" of an employee for purposes of the Plan shall be deemed to occur upon resignation, discharge, retirement, death, failure to return to active work at the end of an authorized leave of absence or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of a Participating Employer, Affiliate, or Predecessor Employer as in effect from time to time, results in the termination of the employer-employee relationship; provided, however, that a Termination of Employment shall not be deemed to occur upon a transfer between any combination of Participating Employers, Affiliates, and Predecessor Employers.

      (a)  Solely for  purposes of this Plan,  a  Participant's  Termination  of
           Employment shall be deemed to occur on the date the Participant has been disabled for six months as defined in Sec. 9.1(b) (if an actual Termination of Employment has not occurred prior to that date) for purposes of determining the Participant's entitlement to distributions under Sec. 9.1 and Article X, but Sec. 10.1(h) will not apply to a Participant described in this subsection.

      (b) Notwithstanding the foregoing, a Termination of Employment shall be deemed not to have occurred for purposes of entitling a Participant to distributions from his or her Before-Tax Account or Qualified Non-Elective Contribution Account if the Participant has not incurred a "separation from service" or "disability" as defined in applicable regulations, except as provided in Sec. 10.12.

           Sec.  3.3  Hours  of  Service.  "Hours  of  Service"  are  determined according to the following subsections with respect to each applicable computation period. The Company may round up the number of Hours of Service at the end of each computation period or more frequently as long as a uniform practice is followed with respect to all employees determined by the Company to be similarly situated for compensation, payroll, and recordkeeping purposes.

      (a) Hours of Service are computed only with respect to service with Participating Employers (for service both before and after the Participating Employer becomes such), Affiliates, and Predecessor Employers and are aggregated for service with all such employers.

      (b) For any portion of a computation period during which a record of hours is maintained for an employee, Hours of Service shall be credited as follows:

           (1) Each hour for which the employee is paid, or entitled to payment, for the performance of duties for his or her employer during the applicable computation period is an Hour of Service.

           (2) Each hour for which the employee is paid, or entitled to payment, by his or her employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, is an Hour of Service. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours of Service shall not be credited under this paragraph with respect to payments under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws or with respect to a payment which solely reimburses the individual for medical or medically related expenses incurred by the employee.

           (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer is an Hour of Service. Such Hours of Service shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement, or payment is made. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (2) shall be subject to the limitations set forth therein.

           (4) Notwithstanding the preceding provisions of this subsection, with respect to Hours of Service to be credited to an employee in connection with a period of no more than 31 days, as determined by the Company, which extends beyond one computation period, all such hours may be credited to the second computation period. Crediting of Hours of Service under this paragraph shall be done by the Company consistently with respect to all employees within the same job classifications, reasonably defined.

           (5) Hours under this subsection shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference.

           (6) The Company may use any records to determine Hours of Service which it considers an accurate reflection of the actual facts.

      (c) For any portion of a computation period during which an employee is within a classification for which a record of hours for the performance of duties is not maintained, the employee shall be credited with 190 Hours of Service for each month for which he or she would otherwise be credited with at least one Hour of Service under subsection (b).

      (d) Nothing in this section shall be construed as denying an employee credit for an Hour of Service if credit is required by any federal law other than ERISA. The nature and extent of such credit shall be determined under such other law.

      (e) In no event shall duplicate credit as an Hour of Service be given for the same hour.

           Sec. 3.4 Eligibility Computation Period. An employee's first Eligibility Computation Period is the 12-consecutive-month period beginning on his or her Employment Commencement Date. The second Eligibility Computation Period is the Plan Year commencing in said 12-consecutive-month period. Each subsequent Plan Year prior to the end of the Plan Year in which the employee has a 1-Year Break In Service is an Eligibility Computation Period. If subsequent to a 1-Year Break In Service the employee has another Employment Commencement Date, Eligibility Computation Periods for the period beginning on such date shall be computed as though such date were the employee's first Employment Commencement Date.

           Sec. 3.5 Year of Eligibility Service. A "Year of Eligibility Service" is an Eligibility Computation Period in which an employee has at least 1000
Hours of Service. The Year of Eligibility Service will be credited to the employee on the date during the Eligibility Computation Period on which the employee has been credited with 1000 Hours of Service.

           Sec. 3.6   Year of Vesting Service.  A "Year of Vesting Service" is a
Plan Year in which an employee has at least 1000 Hours of Service, subject to the following:

      (a) Any Plan Year prior to the Plan Year in which the employee's Participating Employer first maintained the Plan or a predecessor plan (or, if earlier, the earliest Plan Year in which any trade or business entity at that time under Common Control with that Participating Employer first maintained the Plan or a predecessor plan) shall be disregarded.

      (b) If the Participant has had a 1-Year Break In Service prior to the first day of the first Plan Year beginning in 1985, or a period of five consecutive 1-Year Breaks In Service ending on or after that date, for purposes of determining the vested percentage of the Participant's Accounts attributable to employer contributions which accrued before such break, any Years of Vesting Service after such break in service shall not be taken into account.

      (c) If a nonvested Participant has had a period of five consecutive 1-Year Breaks In Service, for purposes of determining the vested percentage of the Participant's Accounts (if any) attributable to employer contributions made on his or her behalf after such period, Years of Vesting Service prior to such period shall not be taken into account if the number of consecutive 1-Year Breaks In Service within such period equals or exceeds the aggregate number of Years of Vesting Service before such period, subject to the following:

           (1) If any Years of Vesting Service are not required to be taken into account by reason of a break-in-service period to which this subsection applies, or if any service was disregarded under the provisions of the Plan previously in effect by reason of a break-in-service period of any length, such Years of Vesting Service shall not be taken into account in applying this subsection to a subsequent break-in-service period or in determining the Participant's Years of Vesting Service.

           (2) For purposes of this subsection, a "nonvested Participant" is a Participant who has no vested right to an accrued benefit under the Plan derived from employer contributions (including Before-Tax Contributions).

      (d) Notwithstanding the first sentence of this section, commencing January 1, 1998, a Participant's Years of Vesting Service shall not be less than the number of years determined as follows:

           (1) The Participant will be credited with one Year of Vesting Service as of the June 1st of the Plan Year in which the Participant is first credited with a Year of Eligibility Service.

           (2) Commencing with the Plan Year following the Plan Year in which the Participant was first credited with a Year of Eligibility Service, the Participant will be credited with one Year of Vesting Service on each June 1st, provided that he or she is a Qualified Employee on that June 1st.

           (3) Years of Vesting Service credited under this subsection (d) shall be subject to the rules in subsections (a), (b) and (c) for disregarding service.

           Sec. 3.7   1-Year Break In Service.  "1-Year Break In Service" means
a Plan Year in which the employee has 500 or fewer Hours of Service. The 1-Year Break In Service shall be recognized as such on the last day of such Plan Year.

     (a) Notwithstanding the provisions of Sec. 3.3, for purposes of determining whether a 1-Year Break In Service has occurred with respect to a Plan Year beginning after 1984, an individual who is absent from work for maternity or paternity reasons, or because the individual is receiving workers' compensation benefits, shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence; provided, however, that the total number of Hours of Service recognized under this subsection shall not exceed 501 hours. The Hours of Service credited under this subsection shall be credited in the Plan Year in which the absence begins if the crediting is necessary to prevent a 1-Year Break In Service in that Plan Year or, in all other cases, in the following Plan Year.

     (b) For purposes of subsection (a), an absence from work for maternity or paternity reasons means an absence that started during a Plan Year beginning after 1984 (i) by reason of the pregnancy of the individual,
          (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

     (c) For purposes of subsection (a), an absence from work for workers' compensation means (i) the individual is receiving payments from a State Workers' Compensation program, and (ii) meets the requirements that enable him or her to receive such payments.

           Sec. 3.8 Periods of Military Service. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).

           Sec. 3.9 Credit for Service with Optimum. Commencing January 1, 1998, if an individual was employed by Optimum Quality Grains, L.L.C. immediately prior to the date he or she becomes an employee of a Participating Employer, and Optimum Quality Grains, L.L.C. was a 50% or more direct or indirect subsidiary of the Company immediately prior to that date, the individual will be credited with his or her prior continuous service with Optimum as if such service had been service for a Participating Employer for purposes of determining the individual's Years of Eligibility Service and Years of Vesting Service under this Plan.

                                   ARTICLE IV

                               PLAN PARTICIPATION
                               ------------------

           Sec. 4.1   Entry Date.  Commencing May 1, 1998, "Entry Date" means
January 1st and the first day of each payroll period beginning during each Plan
 Year.

           Sec. 4.2   Eligibility for Participation.  Eligibility to
participate in the Plan shall be determined as follows:

      (a) An employee of a Participating Employer shall become a Participant in the Plan on the earliest Entry Date (on or after the date the Plan becomes effective with respect to his or her Participating Employer) on which all of the following requirements are met:

           (1)   The employee is a Qualified Employee.

           (2) The employee has been credited with one Year of Eligibility Service.

      (b) If a former Participant is reemployed and meets the requirements of subsection (a) on the date of rehire, the employee will become a Participant again on that date.

      (c) If a former employee who was not previously a Participant is reemployed as a Qualified Employee, if the employee meets the requirements of subsection (a) on the date of rehire, and if the employee would have met the requirements of subsection (a) on the immediately preceding Entry Date if he or she had been a Qualified Employee on that Entry Date, the employee shall become a Participant on the date of rehire.

      (d) If an employee of a Participating Employer or an Affiliate who is neither a Participant nor a Qualified Employee is transferred to a position in which he or she is a Qualified Employee, and if the employee would have met the eligibility requirements of subsection
           (a) on the Entry Date preceding the transfer had he or she been a Qualified Employee on that Entry Date, the employee shall become a Participant on the date of transfer.

           Sec. 4.3   Duration of Participation.  A Participant shall continue
to be such until the later of:

      (a)  The Participant's Termination of Employment.

      (b) The date all benefits, if any, to which the Participant is entitled hereunder have been distributed from the Fund.

           Sec. 4.4   No Guarantee of Employment.  Participation in the Plan
does not constitute a guarantee or contract of employment with the Participating Employers. Such participation shall in no way interfere with any rights the Participating Employers would have in the absence of such participation to determine the duration of an employee's employment.

                                    ARTICLE V

                                  CONTRIBUTIONS
                                  -------------

           Sec. 5.1   Before-Tax Contributions.  Each Active Participant may
elect to have his or her Participating Employer make Before-Tax Contributions on his or her behalf, subject to the following:

     (a) Commencing February 1, 1997, the Participant may elect to have his or her current earnings reduced by any whole percent the Participant may designate, but not exceeding 15 percent of Certified Earnings. This election may only be made pursuant to a written salary reduction agreement or an alternative means authorized by the Company. The agreement shall be in such form and executed subject to such rules as the Company may prescribe. Each election shall apply only to earnings which become payable after the election is filed with the Company. Each election shall continue in effect until a new election is made pursuant to this section.

     (b) Each Participating Employer will make a Before-Tax Contribution with respect to each Participant in its employ who elects to have earnings for that period reduced pursuant to this section. The amount of the contribution will be equal to the amount by which the Participant's earnings were reduced.

     (c) Commencing May 1, 1998, the salary reduction agreement may be effective as of the first day of the pay period occurring as soon as administratively feasible after the date on which the employee has satisfied the eligibility requirements of Sec. 4.2 and elected to make Before-Tax Contributions, or the first day of any subsequent pay period, provided that the employee has submitted the agreement to the Company or its designated agent prior to the payroll cut-off date established by the Company for that pay period.

     (d) An Active Participant may amend his or her salary reduction agreement to increase or decrease the contribution rate, or to discontinue or recommence contributions, effective as of the first day of any pay period by filing an approved amendment form with the Company or its designated agent (or by making the amendment using an alternative means authorized by the Company) prior to the payroll cut-off date established by the Company for that pay period.

     (e) All Before-Tax Contributions by a Participant shall cease when the Participant ceases to be a Qualified Employee.

     (f) Effective January 1, 1998, Before-Tax Contributions by a Participant for any calendar year may not exceed $10,000, and shall cease at the point that limit is reached during the year. The limit in the previous sentence shall be adjusted for any cost of living increases provided for any calendar year in accordance with regulations issued by the Secretary of the Treasury.

     (g) Notwithstanding the foregoing provisions, if the Participant has received a hardship distribution from this Plan in accordance with Sec. 9.4(a) or from any other plan maintained by a Participating Employer or an Affiliate, no Before-Tax Contributions shall be made to this Plan on behalf of such Participant for 12 months following the date on which the hardship distribution was made. Furthermore, the limit under subsection (f) for the calendar year following the year in which the hardship withdrawal is made shall be reduced by the amount of Before-Tax Contributions (and any elective contributions to any other plan maintained by the employer) for the calendar year in which the hardship withdrawal was made.

     (h) If a Participant's Before-Tax Contributions are suspended under subsection (g), the Participant may elect to recommence Before-Tax Contributions effective as of the first day of the pay period immediately following the end of the 12-month suspension period by filing a new election with the Company prior to the payroll cut-off date established by the Company for that pay period.

           Sec. 5.2   Matching Contributions.  The Participating Employers will
match each Participant's Before-Tax Contributions as follows:

      (a) Commencing February 1, 1997, for each pay period ending in a Plan Year, the Participant's Participating Employer will make a Matching Contribution equal to (i) 50% of the total Before-Tax Contributions made by the Participant for the current pay period and all pay periods ending during the Plan Year prior to the current pay period, minus (ii) the total Matching Contributions made for the Participant for pay periods ending during the Plan Year prior to the current pay period, subject to the following:

           (1) The total of the Matching Contributions for the current pay period and all pay periods ending during the Plan Year prior to the current pay period may not exceed 3% of the Participant's total Certified Earnings for such pay periods.

           (2) The total of the Matching Contributions for a Participant for all pay periods ending in a Plan Year shall not exceed $3,000.00. Matching Contributions during a Plan Year shall cease when this limit is reached.

      (b) No Matching Contribution will be made with respect to any amount by which the Participant's Before-Tax Contributions must be reduced pursuant to Sec. 5.4, Sec. 5.5 or Sec. 5.7. Any such Matching Contributions which are made before the amount of the reduction is determined shall be forfeited and shall be applied as a credit against future contributions from the Participating Employers.

      (c) Any Forfeitures attributable to a Participating Employer for a Plan Year (adjusted for any allocable investment earnings or losses on the Plan's Forfeiture Account) which are not used to reinstate Accounts pursuant to Sec. 9.2(b) shall be credited against the Participating Employer's Matching Contributions for that Plan Year.

           Sec. 5.3 Qualified Non-Elective Contributions. For each Plan Year the Company shall determine whether it will make a Qualified Non-Elective Contribution to the Fund for such Plan Year and, if it is determined that a contribution will be made, the amount of the contribution or the formula by which the amount of the contribution will be calculated. The contribution of each Participating Employer other than the Company for a Plan Year shall be an amount which is the same percent of the Certified Earnings of its employees eligible to share in the contribution for that year as the contribution of the Company for the Plan Year bears to the total Certified Earnings of its employees eligible to share in the contribution for that year. Qualified Non-Elective Contributions shall be paid to the Funding Agency designated by the Company.

     (a) To be eligible to share in the Qualified Non-Elective Contributions of a Participating Employer for a Plan Year, a Participant (i) must have been an Active Participant at some time during the Plan Year, (ii) must be employed by the Participating Employer or an Affiliate on the last day of the Plan Year, and (iii) must have completed at least 1,000 Hours of Service during the Plan Year.

     (b) The Company may designate that part or all of the Qualified Non-Elective Contribution of the Participating Employers under this section for a Plan Year shall be used to satisfy the requirements of Sec. 5.4(c) and/or Sec. 5.6(c) for that Plan Year. The Company shall designate whether the Qualified Non-Elective Contribution will be allocated among all those Participants who satisfy the requirements of subsection (a), or only among the Non-Highly Compensated Employees who satisfy those requirements. A Qualified Non-Elective Contribution shall be allocated in proportion to the Certified Earnings of those eligible Participants who are employed by the Participating Employers. Notwithstanding any provisions of the Plan to the contrary, any Qualified Non-Elective Contributions shall be subject to the withdrawal restrictions of Sec. 9.4, and shall be 100% vested and nonforfeitable when made.

           Sec. 5.4 Adjustment of Contributions Required by Code Section 401k). If necessary to satisfy the requirements of Code section 401(k), Before-Tax Contributions shall be adjusted in accordance with the following:

      (a) Each Plan Year, the "deferral percentage" will be calculated for each Active Participant. Each Participant's deferral percentage is calculated by dividing the amount referred to in paragraph (1) by the amount referred to in paragraph (2):

          (1) The total Before-Tax Contributions (including Excess Deferrals of Highly Compensated Employees distributed under Sec. 5.5 but excluding Excess Deferrals of Non-Highly Compensated Employees that arise solely from contributions made under plans of the Participating Employers or Affiliates), if any, allocated to the Participant's Accounts with respect to the Plan Year. The Company may also elect to include all or part of the Qualified Non-Elective Contributions to be allocated to the Participant's Accounts with respect to that Plan Year, provided that the provisions of Treasury Regulationss. 1.401(k)-1(b) are satisfied.

           (2) The Participant's Compensation with respect to the Plan Year. For purposes of this section, a Participant's "Compensation" for the Plan Year means compensation determined according to a definition selected by the Company for that year which satisfies the requirements of Code section 414(s). The same definition of Compensation shall be used for all Participants for a particular Plan Year, but different definitions may be used for different Plan Years. The Company shall also determine whether Compensation includes or does not include the Before-Tax Contributions to this Plan and any contributions made pursuant to a salary reduction agreement by or on behalf of the Participant to any other plan which meets the requirements of Code sections 125, 401(k), 402(h)(1)(B), or 403(b), and whether or not it includes amounts paid prior to the date an individual became a Participant. Compensation shall be subject to the limit provided under Sec. 2.6(c).

     (b) Each Plan Year, the average deferral percentage for Active Participants who are Highly Compensated Employees and the average deferral percentage for Active Participants who are Non-Highly Compensated Employees will be calculated. A separate average deferral percentage shall be calculated for Active Participants in a collective bargaining unit who are required to be disaggregated pursuant to Treasury Regulationss. 1.401(k)-1(g)(11) (ii)(B). Such Participants shall be disregarded in calculating the average deferral percentage for Active Participants who are not in such collective bargaining units. In each case, the average is the average of the percentages calculated under subsection (a) for each of the employees in the particular group. The deferral percentage for each Participant and the average deferral percentage for a particular group of employees shall be calculated to the nearest one-hundredth of one percent.

     (c) If the requirements of either paragraph (1) or (2) are satisfied, then no further action is needed under this section:

           (1) The average deferral percentage for Participants who are Highly Compensated Employees is not more than 1.25 times the average deferral percentage for Participants who are Non-Highly Compensated Employees.

           (2) The excess of the average deferral percentage for Participants who are Highly Compensated Employees over the average deferral percentage for Participants who are Non-Highly Compensated Employees is not more than two percentage points, and the average deferral percentage for such Highly Compensated Employees is not more than 2 times the average deferral percentage for such Non-Highly Compensated Employees.

           The requirements of this subsection (c) shall be applied separately with respect to Participants in a collective bargaining unit who are required to be disaggregated pursuant to Treasury Regulation ss. 1.401(k)-1(g)(11)(ii)(B).

     (d) Commencing January 1, 1997, if neither of the requirements of subsection (c) is satisfied, then the Before-Tax Contributions with respect to Highly Compensated Employees shall be reduced, beginning with the contributions representing the greatest dollar amount per Participant, to the extent necessary to make the aggregate dollar amount of such reductions equal to the amount by which the Before-Tax Contributions (prior to such reduction) had exceeded the requirements of subsection (c)(1) or (c)(2), whichever is less. Such reduction shall be made in accordance with the methodology prescribed at the time of the reduction by the Internal Revenue Service under Notice 97-2 or other applicable Notices or Treasury Regulations.

     (e) At any time during the Plan Year, the Company may make an estimate of the amount of Before-Tax Contributions by Highly Compensated Employees that will be permitted under this section for the year and may reduce the percent specified in Sec. 5.1(a) for such Participants to the extent the Company determines in its sole discretion to be necessary to satisfy at least one of the requirements in subsection (c).

     (f) If Before-Tax Contributions with respect to a Highly Compensated Employee are reduced pursuant to subsection (d), the Excess Before-Tax Contributions shall be distributed, subject to the following:

           (1) For purposes of this subsection, "Excess Before-Tax Contributions" mean the amount by which Before-Tax Contributions for Highly Compensated Employees have been reduced under subsection (d).

           (2) Excess Before-Tax Contributions (adjusted for income or losses allocable thereto as specified in paragraph (3), if any) shall be distributed to Participants on whose behalf such excess contributions were made for the Plan Year no later than the last day of the following Plan Year. Furthermore, the Company shall attempt to distribute such amount by the 15th day of the third month following the Plan Year for which the excess contributions were made to avoid the imposition on the Participating Employers of an excise tax under Code section 4979.

           (3) Income or losses allocable to Excess Before-Tax Contributions for the Plan Year shall be determined by multiplying the amount of income or loss for the Plan Year which is allocable to the Participant's Before-Tax Contributions (and to other amounts credited to the Participant that the Company elects to include under subsection (a)(1) by a fraction. The numerator of the fraction is the Participant's Excess Before-Tax Contributions for the Plan Year. The denominator of the fraction is the total balance in the Participant's Accounts attributable to Before-Tax Contributions (and to other amounts the Company has elected to include under subsection (a)(1)) on the first day of the Plan Year, plus Before-Tax Contributions for the Plan Year and any other amounts the Company has elected to include under subsection (a)(1) for the Plan Year.

           (4) The amount of Excess Before-Tax Contributions and income or losses allocable thereto which would otherwise be distributed pursuant to this subsection shall be reduced, in accordance with regulations, by the amount of Excess Deferrals and income or losses allocable thereto previously distributed to the Participant pursuant to Sec. 5.5 for the calendar year ending with or within the Plan Year.

     (g)  The  deferral   percentage  for  any   Participant  who  is  a  Highly
          Compensated  Employee  for  the  Plan  Year,  and who is  eligible  to participate in two or more plans with cash or deferred arrangements described in Code section 401(k) to which any Participating Employer or Affiliate contributes, shall be determined as if all employer contributions were made under a single arrangement unless mandatorily disaggregated pursuant to regulations under Code section 401(k). This subsection shall be applied by treating all cash or deferred arrangements with Plan Years ending within the same calendar year as a single arrangement.

     (h) If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of Code section 401(a)(4) or Code section 410(b), the cash or deferred arrangements shall be treated as one for the purposes of applying the provisions of this section unless mandatorily disaggregated pursuant to regulations under Code section 401(k).

     (i) If the entire Account balance of a Highly Compensated Employee has been distributed during the Plan Year in which an excess arose, the distribution shall be deemed to have been a corrective distribution of the excess and income attributable thereto to the extent that a corrective distribution would otherwise have been required under subsection (f) of this section, Sec. 5.5 or Sec. 5.6(f).

     (j) A corrective distribution of excess contributions under subsection (f) of this section, Excess Aggregate Contributions under Sec. 5.6(f), or Excess Deferrals under Sec. 5.5 may be made without regard to any notice or Participant or spousal consent required under Article VIII or X.

     (k) In the event of a complete termination of the Plan during the Plan Year in which an excess arose, any corrective distribution under subsection (f) of this section or Sec. 5.6(f) shall be made as soon as administratively feasible after the termination, but in no event later than 12 months after the date of termination.

           Sec. 5.5   Distribution of Excess Deferrals.  Notwithstanding any
other provisions of the Plan, Excess Deferrals for a calendar year and income or losses allocable thereto shall be distributed no later than the following April 15 to Participants who claim such Excess Deferrals, subject to the following:

     (a) For purposes of this section, "Excess Deferrals" means the amount of Before-Tax Contributions for a calendar year that the Participant claims pursuant to the procedure set forth in subsection (b) because the total amount deferred for the calendar year exceeds $10,000 for 1998 (indexed for inflation for subsequent calendar years) or such other limit imposed on the Participant for that year under Code section 402(g).

     (b) The Participant's written claim, specifying the amount of the Participant's Excess Deferral for any calendar year, shall be submitted to the Company no later than the March 1 following such calendar year. The claim shall include the Participant's written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Code section 401(k), 403(b), or 408(k), exceed the limit imposed on the Participant by Code section 402(g) for the year in which the deferral occurred. A Participant shall be deemed to have submitted such a claim to the extent the Participant has Excess Deferrals for the calendar year taking into account only contributions under this Plan and any other plan maintained by a Participating Employer or an Affiliate.

     (c) Excess Deferrals distributed to a Participant with respect to a calendar year shall be adjusted to include income or losses allocable thereto using the same method specified for excess Before-Tax Contributions under Sec. 5.4(f)(3).

     (d) The amount of Excess Deferrals and income allocable thereto which would otherwise be distributed pursuant to this section shall be reduced, in accordance with applicable regulations, by the amount of excess Before-Tax Contributions and income allocable thereto previously distributed to the Participant pursuant to Sec. 5.4 for the Plan Year beginning with or within such calendar year, and by the amount of any deferrals properly distributed as excess annual additions under Sec. 6.1.

           Sec. 5.6   Adjustment of Contributions Required by Code Section
401(m). After the provisions of Sec. 5.4 and Sec. 5.5 have been satisfied, the requirements set forth in this section must also be met. If necessary to satisfy the requirements of Code section 401(m), Matching Contributions shall be adjusted in accordance with the following:

      (a) Each Plan Year, the "contribution percentage" will be calculated for each Active Participant (other than an Active Participant who is in a collective bargaining unit required to be disaggregated pursuant to Treasury Regulation ss. 1.401(m)-1(b)(3)(ii)). Each Participant's contribution percentage is calculated by dividing the amount referred to in paragraph (1) by the amount referred to in paragraph (2).

           (1) The total Matching Contributions under Sec. 5.2, if any, allocated to the Participant's Accounts with respect to the Plan Year. The Company may also elect to include all or part of the Before-Tax Contributions and Qualified Non-Elective Contributions to be allocated to the Participant's Accounts with respect to that Plan Year, provided that the requirements of Treasury Regulation ss.1.401(m)-1(b) are satisfied and provided that the requirements of Sec. 5.4 are met before such contributions are used under this section and continue to be met after the exclusion for purposes of Sec. 5.4 of those contributions that are used to satisfy the requirements of this section. However, any Matching Contributions that are forfeited, either to correct excess contributions under subsection (f) of this section, or because the contributions to which they relate are Excess Before-Tax Contributions under Sec. 5.4, Excess Deferrals under Sec. 5.5 or excess contributions under subsection (f) of this section, shall be disregarded.

           (2)   The  Participant's  Compensation  with respect to the Plan Year
                 For purposes of this section, "Compensation" has the same meaning as provided in Sec.
                 5.4(a)(2).

     (b) Each Plan Year, the average contribution percentage of Active Participants who are Highly Compensated Employees and the average contribution percentage for Active Participants who are Non-Highly Compensated Employees will be calculated. In each case, the average is the average of the percentages calculated under subsection (a) for each of the employees in the particular group. In calculating average contribution percentages, Participants employed in a collective bargaining unit required to be disaggregated pursuant to Treasury Regulation ss. 1.401(m)-1(f)(14) shall be disregarded. The contribution percentage for each Participant and the average contribution percentage for a particular group of employees shall be calculated to the nearest one-hundredth of one percent.

     (c) If the requirements of either paragraph (1) or (2) are satisfied, then no further action is needed under this section:

           (1) The average contribution percentage for Participants who are Highly Compensated Employees is not more than 1.25 times the average contribution percentage for Participants who are Non-Highly Compensated Employees.

           (2) The excess of the average contribution percentage for Participants who are Highly Compensated Employees over the average contribution percentage for Participants who are Non-Highly Compensated Employees is not more than two percentage points, and the average contribution percentage for such Highly Compensated Employees is not more than 2 times the average contribution percentage for such Non-Highly Compensated Employees.

     (d) Commencing January 1, 1997, if neither of the requirements of subsection (c) is satisfied, then the Matching Contributions with respect to Highly Compensated Employees shall be reduced, beginning with the contributions representing the greatest dollar amount per Participant, to the extent necessary to make the aggregate dollar amount of such reductions equal to the amount by which the Matching Contributions (prior to such reduction) had exceeded the requirements of subsection (c)(1) or (c)(2), whichever is less. Such reduction shall be made in accordance with the methodology prescribed at the time of the reduction by the Internal Revenue Service under Notice 97-2 or other applicable Notices or Treasury Regulations.

     (e) At any time during the Plan Year, the Company may make an estimate of the amount of Matching Contributions on behalf of Highly Compensated Employees that will be permitted under this section for the year. If the Company determines in its sole discretion that reductions are necessary to assure that at least one of the requirements in subsection (c) are satisfied, the Company may take written action amending Sec. 5.2 to reduce or eliminate Matching Contributions for Highly Compensated Employees with respect to Certified Earnings to be paid from the date such action is adopted to the end of the Plan Year.

     (f) If contributions with respect to a Highly Compensated Employee are reduced pursuant to subsection (d), the Excess Aggregate Contributions shall be treated as follows:

           (1)   For   purposes   of   this   subsection,    "Excess   Aggregate
                 Contributions" mean the amount by which Matching Contributions must be reduced under subsection (d).

           (2) Excess Matching Contributions (adjusted for income or losses allocable thereto) shall be forfeited (if otherwise forfeitable under the provisions of Sec. 9.2 if the Participant were to terminate employment on the last day of the Plan Year for which the contribution was made). Excess Matching Contributions which are non-forfeitable (adjusted for income or losses allocable thereto) shall be distributed to Participants on whose behalf such excess contributions were made for the Plan Year no later than the last day of the following Plan Year. Furthermore, the Company shall attempt to distribute such amount by the 15th day of the third month following the Plan Year for which the excess contributions were made to avoid the imposition on the Participating Employers of an excise tax under Code section 4979.

           (3) Income or losses allocable to Excess Aggregate Contributions shall be determined in the same manner specified for Excess Before-Tax Contributions under Sec. 5.4(f)(3).

           (4) Amounts forfeited by Highly Compensated Employees pursuant to paragraph (2) shall be applied to reduce future Matching Contributions as provided in Sec.
                 5.2.

     (g) The contribution percentage for any Participant who is a Highly Compensated Employee for the Plan Year, and who is eligible to make nondeductible employee contributions or to receive matching contributions under two or more plans described in Code section 401(a) that are maintained by the Participating Employers or any Affiliate, shall be determined as if all such contributions were made under a single arrangement unless mandatorily disaggregated pursuant to regulations under Code section 401(m).

     (h) If two or more plans maintained by the Participating Employers or Affiliates are treated as one plan for purposes of satisfying the eligibility requirements of Code section 410(b), those plans must be treated as one plan for purposes of applying the provisions of this section unless mandatorily disaggregated pursuant to regulations under Code section 401(m).

     (i) Notwithstanding the foregoing, if neither subparagraph (c)(1) of this section nor Sec. 5.4(c)(1) was satisfied, the requirements set forth in Sec. 5.7 must also be satisfied.

           Sec. 5.7   Multiple Use of the Alternative Limitations.  If neither
Sec. 5.4(c)(1) nor Sec. 5.6(c)(1) was satisfied, the following additional requirements must also be satisfied:

      (a) The sum of the following two amounts must not exceed the greater of the limit determined under subsection (b) or the limit determined under subsection (c):

          (1) The average deferral percentage for Highly Compensated Employees (determined under Sec. 5.4(b) following any adjustments required by Sec. 5.4).

          (2)   The  average  contribution  percentage  for Highly  Compensated
                Employees   (determined   under  Sec.   5.6(b)   following  any
                adjustments required by Sec.
                5.6).

      (b) The limit under this subsection is the sum of the following amounts:

           (1)   1.25 multiplied by the greater of:

                 (A) The average deferral percentage for Non-Highly Compensated Employees (determined under Sec. 5.4(b) following any adjustments required by Sec. 5.4), or

                 (B)  The  average   contribution   percentage   for  Non-Highly
                      Compensated   Employees   (determined  under  Sec.  5.6(b)
                      following any adjustments required by Sec. 5.6).

           (2) Two percentage points plus the lesser of:

                 (A) The average deferral percentage for Non-Highly  Compensated
                     Employees, or

                 (B)  The  average   contribution   percentage   for  Non-Highly
                      Compensated Employees.

                 Notwithstanding the foregoing,  the amount under this paragraph
                 (2) cannot exceed the lesser of (A) or (B) above, multiplied by two, or such other limit as may be prescribed by Treasury Regulations.

      (c) The limit under this subsection (c) is the amount that would be determined under subsection (b) by:

          (1)  Substituting   "lesser"  for   "greater"  in  paragraph   (1)  of
               subsection (b), and

           (2) Substituting "greater" for "lesser" each place that word appears in paragraph (2) of subsection (b).

     (d) If the amount determined under subsection (a) exceeds the greater of the limits determined under subsections (b) and (c), an additional amount must be treated as Excess Before-Tax Contributions and distributed under Sec. 5.4. In addition, any Matching Contributions attributable to those Before-Tax Contributions shall be treated as forfeited and shall be applied as a credit against future contributions from the Participating Employers. Appropriate adjustments under this subsection must be made pursuant to Treasury regulations until the sum of the average deferral percentage and average contribution percentage for Highly Compensated Employees is equal to the greater of the limits determined under subsections (b) and (c).

     (e) For Plan Years commencing after 1996, this section shall be applied in accordance with the provisions of IRS Notice 97-2 or other applicable Notices or Treasury Regulations.

           Sec. 5.8 Time of Contributions. Before-Tax Contributions, Matching Contributions, and Qualified Non-Elective Contributions by a Participating Employer for a Plan Year shall be paid to the Funding Agency no later than the time (including extensions thereof) prescribed by law for filing the employer's federal income tax return for the tax year in which the Plan Year ends. Before-Tax Contributions and any other contributions taken into account under Sec. 5.4(a)(1) shall be paid to the Funding Agency no later than 12 months following the end of the Plan Year, if earlier. In addition, Before-Tax Contributions or Matching Contributions shall be paid to the Funding Agency by any earlier date that may be specified in Treasury or Department of Labor regulations.

           Sec. 5.9   Allocations.  Contributions under Sections 5.1, 5.2, and
5.3 shall be allocated to the Accounts of Participants as follows:

     (a) Before-Tax Contributions with respect to each Participant electing deferrals pursuant to Sec. 5.1 for a Plan Year shall be allocated to the Before-Tax Account of each such Participant as of the last day of the Plan Year.

     (b) Matching Contributions for a Plan Year, and the Forfeitures credited against such Contributions, shall be allocated to the Matching Account of each eligible Participant as of the last day of the Plan Year.

     (c)  Qualified  Non-Elective   Contributions  for  a  Plan  Year  shall  be
          allocated to the Qualified Non-Elective Contribution Account of each eligible Participant as of the last day of the Plan Year.

     (d) Allocations shall be reflected in Accounts as provided in Article VII. However, the Funding Agency shall treat contributions as though they had been allocated to the Accounts as of the Valuation Date coinciding with or following the date they were deposited with the Funding Agency for purposes of allocating investment gains and losses pursuant to Sec. 7.2 and Sec. 7.3.

     (e) Before-Tax Contributions and Matching Contributions for a Plan Year which are deposited with the Funding Agency after the end of that Plan Year but prior to the deadline specified in Sec. 5.8 shall also be allocated to the appropriate Before-Tax Account or Matching Account as of the last day of that Plan Year except to the extent the Company determines that it is necessary to treat some or all of such contributions as being contributions for the Plan Year in which they are deposited with the Funding Agency in order to satisfy the requirements of Sec. 5.4 or Sec. 5.6.

           Sec. 5.10 Limitations on Contributions. In no event shall the amount of a Participating Employer's contribution under this Article for any Plan Year exceed the lesser of:

      (a) The maximum amount allowable as a deduction in computing its taxable income for that Plan Year for federal income tax purposes.

      (b) The aggregate amount of the contributions by such Participating Employer that may be allocated to Accounts of Participants under the provisions of Article VI.

                                   ARTICLE VI

                            LIMITATION ON ALLOCATIONS
                            -------------------------

           Sec. 6.1 Limitation on Allocations. Notwithstanding any provisions of the Plan to the contrary, allocations to Participants under the Plan shall not exceed the maximum amount permitted under Code section 415. For purposes of the preceding sentence, the following rules shall apply to Plan Years commencing after 1986 unless otherwise provided in Code section 415:

      (a) The Annual Additions with respect to a Participant for any Plan Year shall not exceed the lesser of:

           (1) $30,000, adjusted for each Plan Year commencing on or after January 1, 1995 to reflect cost of living increases for that Plan Year published by the Secretary of the Treasury.

           (2)   25% of the Compensation of such Participant for such Plan Year.

     (b) If a Participant is also a participant in one or more other defined contribution plans maintained by a Participating Employer or an Affiliate, and if the amount of employer contributions and forfeitures otherwise allocated to the Participant for a Plan Year must be reduced to comply with the limitations under Code section 415, such allocations under this Plan and each of such other plans shall be reduced pro rata in the sequence specified in subsection (c), and pro rata within each category within that sequence, to the extent necessary to comply with said limitations, except that reductions to the extent necessary shall be made in allocations under profit sharing plans and stock bonus plans before any reductions are made under money purchase plans.

     (c) If for any Plan Year the limitation described in subsection (a) would otherwise be exceeded by contributions to this Plan with respect to any Participant, the Participant's Annual Additions shall be adjusted in the following sequence, but only to the extent necessary to reduce Annual Additions to the level permitted in subsection (a):

           (1) The Participant's after-tax voluntary employee contributions for the Plan Year, if any, shall be refunded to the Participant during the Plan Year or as soon as reasonably possible following the end of the Plan Year.

           (2) The Participant's Before-Tax Contributions for the Plan Year, if any, shall be reduced, and that amount shall be refunded to the Participant.

           (3) If, after the adjustments in paragraphs (1) and (2) there is an excess amount with respect to a Participant for a Plan Year, such excess amount shall be held unallocated in a suspense account. The suspense account will be applied to reduce future employer contributions for all Participants in the current Plan Year, the next Plan Year, and in each succeeding Plan Year, if necessary. The suspense account will participate in the allocation of the investment gains and losses of the Fund and the value of such account will be considered in valuing other Accounts under the Plan.

           (4) Any amounts refunded under paragraphs (1) or (2) shall be disregarded for purposes of applying the limits under Sec. 5.4, Sec. 5.5 and Sec. 5.6.

     (d) If the Participant is also a participant in one or more defined benefit plans maintained by a Participating Employer or an Affiliate, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction, determined according to Code section
          415(e),  for  any  Plan  Year  may  not  exceed  1.0.  If the sum of a
          Participant's defined benefit fraction and defined contribution fraction would otherwise exceed 1.0 for any Plan Year, the benefits provided under the defined benefit plan or plans shall be reduced to the extent necessary to reduce the sum of the fractions to 1.0. This subsection (d) ceases to apply commencing January 1, 2000.

     (e) For purposes of this section, "Annual Additions" means the sum of the following amounts allocated to a Participant for a Plan Year under this Plan and all other defined contribution plans maintained by a Participating Employer or an Affiliate in which he or she participates:

           (1) Employer contributions, including Before-Tax Contributions made under this Plan. Excess Before-Tax Contributions, and Excess Aggregate Contributions which are distributed under the provisions of Article V are included in Annual Additions, but Excess Deferrals which are distributed under Sec. 5.5 are not included in Annual Additions.

           (2) Forfeitures, if any.

           (3) Voluntary non-deductible contributions, if any.

           (4) Amounts attributable to medical benefits as described in Code sections 415(1)(2) and 419A(d)(2).

           An Annual Addition with respect to a Participant's Accounts shall be deemed credited thereto with respect to a Plan Year if it is allocated to the Participant's Accounts under the terms of the Plan as of any date within such Plan Year.

     (f) For purposes of this section, "Compensation" means an employee's earned income, wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Participating Employers and Affiliates to the extent that the amounts are includible in gross income (including, but not limited to, commissions, compensation for services on the basis of a percentage of profits, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan described in Treasury Regulationss. 1.62-2(c)), subject to the following:

           (1) Compensation excludes any employer contributions to a plan of deferred compensation which are not includible in the employee's gross income for the taxable year in which contributed, any distributions from a plan of deferred compensation, and any other amounts which receive special tax benefits. However, any amounts received by an employee pursuant to an unfunded non-qualified plan of deferred compensation may be considered as Compensation in the year such amounts are includible in the employee's gross income. Notwithstanding the foregoing, for Plan Years commencing on or after January 1, 1998, Compensation includes the Before-Tax Contributions to this Plan and any other elective deferrals which are not includible in the gross income of the employee under Code sections 125, 401(k), 402(h)(1)(B), 403(b) or 457.

           (2) Compensation excludes amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) becomes transferable, is no longer subject to a substantial risk of forfeiture, or becomes taxable pursuant to an election under Code section 83(b).

                                   ARTICLE VII

                               INDIVIDUAL ACCOUNTS
                               -------------------


           Sec. 7.1 Accounts for Participants. The following Accounts may be established under the Plan for a Participant:

      (a) A Before-Tax Account and Matching Account shall be established for each Participant who makes or receives contributions allocable to such an Account.

      (b) A Qualified Non-Elective Account shall be established for each Participant who receives a Qualified Non-Elective Contribution under Sec. 5.3.

      (c) A Rollover Account shall be established for each Participant who makes a Rollover Contribution, as provided by Sec. 7.5.

      (d) A Voluntary After-Tax Account shall be maintained for each Participant who elected to make Voluntary After-Tax Contributions prior to 1988. A Voluntary Deductible Account shall be maintained for each Participant who elected to make voluntary deductible contributions under the provisions of the Plan previously in effect.

More than one of any of the above types of Accounts may be established if required by the Plan or if considered advisable by the Company in the administration of the Plan. The Company may also cause the Funding Agency to establish a Forfeiture Account for the Plan (which may be divided into multiple subaccounts) to hold amounts which have become Forfeitures under Sec. 9.2(b), and investment earnings and losses allocable to such amounts, until they are applied as provided in Sec. 5.2(c). Except as expressly provided herein to the contrary, the Fund shall be held and invested on a commingled basis, Accounts shall be for bookkeeping purposes only, and the establishment of Accounts shall not require any segregation of Fund assets.

           Sec. 7.2 Valuation Procedure. As of each Valuation Date, the value of each Account shall be adjusted to reflect the effect of distributions, transfers, withdrawals, income, realized and unrealized profits and losses, contributions, and all other transactions with respect to the Account since the next preceding Valuation Date, as follows:

      (a) The value of each Account determined in accordance with this section as of the preceding Valuation Date (and adjusted as provided in subsection (c) below) shall be adjusted to reflect any investment gains, losses or expenses credited to or charged against the Account by the Funding Agency pursuant to Sec. 7.3.

      (b) There shall be added to the adjusted value of each Account the amount of any contributions made for that Account pursuant to Article V during the period subsequent to the preceding Valuation Date and ending on the current Valuation Date.

      (c) From the value of each Account determined as of the next preceding Valuation Date, there shall be deducted the amount of all distributions and withdrawals, if any, made from the Account since the preceding Valuation Date. There shall also be deducted any non-vested portion of a Matching Account which has become a Forfeiture since the preceding Valuation Date.

      (d) The Plan's Forfeiture Account shall be adjusted as of each Valuation Date to reflect any investment earnings and losses on the investments held for that Account, transfers into that Account of amounts which have become Forfeitures under Sec. 9.2(b), and withdrawals from that Account to reinstate Accounts pursuant to Sec. 9.2(b) or to be applied as credits against Matching Contributions pursuant to Sec. 5.2(d).

           Sec. 7.3   Investment of Accounts.  Each Participant shall direct the investment of his or her Accounts, subject to the following:

     (a) The Company shall determine the class or classes of investments which will be made available as investment options under this Plan from time to time. The Company may in its sole discretion add additional options, merge options, or delete existing options at any time. If one or more existing investment options are to be replaced by one or more new options, the transfers from old to new options shall be made pursuant to such rules and procedures as the Company establishes for this purpose, and the resulting investments shall continue to be held for the Participant until the Participant files a new investment direction.

     (b) All investment directions shall be filed in writing on a prescribed form (or by using an alternative method authorized by the Company) and shall be filed with the Company, or with such agent or agents as may be designated from time to time by the Company for this purpose. Each investment direction shall remain in effect until a new investment direction is made by the Participant. An initial investment direction shall be made by the Participant when an Account is first established for the Participant. Thereafter, a Participant may change the investment of the existing Account balances and future contributions at such intervals as may be authorized by the Company or the designated agent. All investment directions must be in such increments for any investment option as are specified by the Company or its designated agent. Each investment direction must be received by the Company, or by an agent appointed by the Company for this purpose, prior to the deadline established from time to time by the Company or its agent for the date it is to be effective (which deadline can vary depending on the type of election or the manner in which the direction is made). Each such investment direction will be implemented within a reasonable period of time, as determined by the Company or its designated agent and by the Funding Agency, after the direction is received by the Funding Agency. Notwithstanding the foregoing, the Company may establish rules delaying the effective date of investment elections, or establishing blackout periods during which investment elections or other transactions will not be processed, as the Company determines is advisable for the administration of the Plan.

     (c) All investment directions by a Participant shall be complete as to the terms of the investment transaction. An investment direction shall provide for both the investment of existing Account balances and the investment of future contributions on behalf of the Participant. The Company or its agent may allow Participants to make separate investment directions for separate Accounts or groups of Accounts. No Funding Agency shall have any obligation whatsoever to invest or manage any assets held in a Participant's Accounts, its sole duty being to follow within a reasonable period of time all proper directions of the Participant which are made in accordance with the Plan and which are not contrary to ERISA. If a Participant fails to provide directions as to the investment of any cash held in his or her Accounts, the Company may in its sole discretion designate an investment vehicle or vehicles to be used to hold such funds.

     (d) All earnings and losses on the investments held for each of the Participant's Accounts shall be credited directly to such Account, and the Account shall be charged with all expenses attributable to such investments. If assets of an Account are commingled for investment with assets of other Accounts, all such Accounts shall share proportionately in the investment experience of and expenses chargeable to the commingled fund according to a method which the Funding Agency determines in its sole discretion to be reasonable. The Funding Agency may also charge to each Account such portion of the general expenses of the Fund as the Funding Agency determines in its sole discretion to be reasonable.

     (e) Following the death of the Participant, each of his or her Beneficiaries shall have the right to direct the investment of the portion of the Participant's Accounts held on behalf of the Beneficiary. An "alternate payee" pursuant to the terms of a qualified domestic relations order shall have the right to direct the investment of the Accounts held on behalf of the alternate payee after the order is determined to be qualified, unless the order specifically provides to the contrary. In each such case, the directions shall be subject to the same terms and conditions as applied to the Participant.

     (f) Except as provided in Sections 7.6 and 7.7, the Funding Agency shall at all times retain title to all assets held for Accounts, and shall have the voting power with respect to all stock or other securities held for Accounts, unless that voting power has been delegated in writing to an investment manager or other entity or individual.

     (g) All investment directions shall be in accordance with such rules and regulations as the Company or the Funding Agency may establish from time to time for this purpose.

     (h) The Plan's Forfeiture Account shall be invested in such investments as the Company may designate from time to time for this purposes.

     (i) Each Account shall be valued by the Funding Agency at fair market value as of each Valuation Date and at such other times as may be necessary for the proper administration of the Plan. If fair market value of an asset is not available, it shall be deemed to be fair value as determined in good faith by the Company or other Named Fiduciary assigned such function, or if such asset is held in trust and the trust agreement so provides, as determined in good faith by the trustee. If any portion of the fund is invested in a contract issued by an insurance company, of a type sometimes referred to as a "guaranteed income contract", under which the insurance company pays a guaranteed minimum rate of interest for a stated period of time, and if no event has occurred that will result in repayment of principal at a discounted value, the fair market value of the contract shall be deemed to be its book value.

     (j) Notwithstanding anything herein to the contrary, if the Plan receives a recovery on an investment (including, but not limited to, a recovery from the Federal Deposit Insurance Corporation, a state insurance guaranty association or the Securities Industry Protection Corporation, or a recovery under federal or state securities laws) which recovery is earmarked by the paying entity as attributable to a specific Participant or Beneficiary, the amount recovered shall be allocated only to the Account(s) of such Participant or Beneficiary, and the Accounts of other Participants and Beneficiaries shall not share in the recovery. The Company shall make appropriate adjustments in allocations of investment earnings and losses and Account values to reflect the provisions of this subsection.

           Sec. 7.4   Participant Statements.  Each Plan Year the Company ma
cause each Participant to be provided with a statement of Account balances as of the end of the immediately preceding Plan Year.

           Sec. 7.5 Rollover Accounts. At the request of a Qualified Employee and with the consent of the Company, the Plan may accept a transfer to the Fund of an amount that constitutes a Rollover Contribution. The Company shall grant such consent in its sole discretion and only if it is certain that the amount to be transferred will constitute a proper Rollover Contribution. Notwithstanding any provisions of the Plan to the contrary, the following shall apply with respect to a Rollover Contribution:

      (a) A Rollover Account shall be established for each employee who makes a Rollover Contribution. From the date the assets of the Rollover Contribution are transferred to the Fund through the first Valuation Date following such transfer, the Rollover Account shall be valued at the fair market value of said assets on the date of such transfer.

      (b) No employer or employee contributions or Forfeitures shall ever be added to a Rollover Account. In the event of the employee's Termination of Employment entitling him or her to a benefit under Sec. 9.2, the vested percentage in the Rollover Account shall be 100%.

      (c) The employee shall be treated the same as a Participant hereunder from the time of the transfer, but shall not actually be a Participant and shall not be eligible to receive an allocation of employer contributions or Forfeitures or to make employee contributions until he or she has satisfied the requirements of
           Article IV.

      (d) Notwithstanding anything herein to the contrary, if the Company subsequently determines that an amount received pursuant to this section does not qualify as a Rollover Contribution, such amount (adjusted for investment earnings or losses allocated to such amount after it was received by the Plan) shall be returned as soon as reasonably possible to the individual or entity that transferred the amount to the Plan (or to the Participant if the transferor refuses to accept the return).

      (e) For purposes of this section, "Rollover Contribution" means a contribution of an amount which may be rolled over to this Plan pursuant to Code section 401(a)(31), 402(c), 403(a)(4), 408(d)(3), or any other provision of the Code which may permit rollovers to this Plan from time to time.

           Sec. 7.6 Voting of Company Stock. Before each annual or special meeting of the stockholders of the Company, the Company shall cause to be sent to each Participant a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Funding Agency on how to vote the shares of Company stock held in the Company Stock Fund. Instructions received from Participants by the Funding Agency shall be held in the strictest confidence and shall not be divulged or released to any person, including officers or employees of the Company. To be effective, such instructions must be received by the Funding Agency at least the number of days prior to the stockholder's meeting specified in the materials sent to the Participants. The Funding Agency shall vote all shares of Company stock held in the Company Stock Fund in proportion to "votes" cast by Participants, as follows:

      (a) The Funding Agency shall determine the aggregate number of votes which may be cast with respect to all shares of Company stock held in the Company Stock Fund.

      (b) The Company shall determine the Participant's aggregate interest in the Company Stock Fund as a percentage of the interests of all Participants in said Fund.

      (c) The number of "votes" the Participant may cast shall be determined by applying the percentage in (b) to the aggregate number of shares in
           (a).

      (d) The Funding Agency shall determine the number of "votes" for, against, and abstaining with respect to each proposition and shall vote, in person or by proxy, shares of Company stock held in the Company Stock Fund equal to the "votes" received in the manner directed in those "votes".

      (e) Notwithstanding anything in this section to the contrary, if a matter to be voted upon is one with respect to which shares of a particular class must vote separately, shares of that class held by the Plan shall be voted in accordance with this section applied as if the Plan held only those shares.

The determinations in subsections (a), (b), and (c) shall be as of a Valuation Date designated by the Company which is not more than 90 days prior to the meeting. It is intended that shares held for the benefit of Participants who do not give voting instructions with respect to any matter will not be voted by the Funding Agency on that matter. The Company may require verification of the Funding Agency's compliance with voting instructions received from Participants by any independent auditor selected by the Company. The rights extended to Participants by this section shall also apply to the Beneficiaries of deceased Participants. For purposes of this Sec. 7.6, each Participant or Beneficiary who gives voting instructions shall be deemed a "named fiduciary" (within the meaning of ERISA) with respect to such instructions. For purposes of this Sec.
7.6 and Sec. 7.7, the "Company Stock Fund" is any investment fund established and made available to Participants under Sec. 7.3 which is primarily invested in shares of stock of the Company.

           Sec. 7.7 Tender or Exchange Offers Regarding Company Stock. As soon as practicable after the commencement of a tender or exchange offer (an "Offer") for shares of Company stock, the Company shall use its best efforts to cause each Participant whose Accounts has allocated to them any shares of Company stock to be advised in writing of the terms of the Offer, and to be provided with forms by which the Participant may instruct the Funding Agency, or revoke such instruction, to tender or exchange shares of Company stock, to the extent permitted under the terms of such Offer. The Funding Agency shall follow the directions of each Participant. In advising Participants of the terms of the Offer, the Company may include statements from the Board setting forth its position with respect to the Offer. The giving of instructions by a Participant to the Funding Agency to tender or exchange shares and the tender or exchange thereof shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of such Participant's interest in the Plan solely by reason of the giving of such instructions and the Funding Agency's compliance therewith.

      (a)  The  number  of  shares  as  to  which  a  Participant   may  provide
           instructions shall be determined as follows:

            (1) The Funding Agency shall determine the aggregate number of shares held in the Company Stock Fund.

            (2)  The  Company  shall  determine  the   Participant's   aggregate
                 interest in the Company Stock Fund as a percentage of the interests of all Participants in said Fund.

            (3) The Participant may provide instructions with respect to a number of shares of Company stock determined by applying the percentage in (2) to the aggregate number of shares in (1). If the Participant directs tender or exchange of the shares for which he or she may provide instructions, the Funding Agency shall follow that instruction. The Funding Agency shall not tender or exchange the shares for which a Participant may provide instructions if the Participant (i) directs against their tender or exchange or (ii) gives no direction.

     (b) The determination of the number of shares as to which a Participant may provide instructions shall be as of the close of business on the day preceding the date on which the Offer is commenced or such earlier date as shall be designated by the Company as the Company, in its sole discretion, deems appropriate for reasons of administrative convenience. Any securities received by the Funding Agency as a result of a tender or exchange of shares of Company stock shall be held, and any cash so received shall be invested in short-term investments pending any reinvestment by the Funding Agency, as it may deem appropriate, consistent with the purposes of the Plan. The rights extended to Participants by this section shall also apply to the Beneficiaries of deceased Participants.

     (c) If a tender or exchange offer is limited so that all of the shares that the Funding Agency has been directed to tender or exchange cannot be sold or exchanged, the shares that each Participant directed be tendered or exchanged shall be deemed to have been sold or exchanged in the same ratio that the number of shares actually sold or exchanged bears to the total number of shares that the Funding Agency was directed to tender or exchange.

     (d) For purposes of this Sec. 7.7, each Participant or Beneficiary who is entitled to give such instructions shall be deemed a "named fiduciary" (within the meaning of ERISA) with respect to such instructions.

                                  ARTICLE VIII

                           DESIGNATION OF BENEFICIARY
                           --------------------------

           Sec. 8.1 Persons Eligible to Designate. Any Participant may designate a Beneficiary to receive any amount payable from the Fund as a result of the Participant's death, provided that the Beneficiary survives the Participant. The Beneficiary may be one or more persons, natural or otherwise. By way of illustration, but not by way of limitation, the Beneficiary may be an individual, trustee, executor, or administrator. The Beneficiary with respect to one Account may be different from the Beneficiary with respect to another Account. A Participant may also change or revoke a designation previously made, without the consent of any Beneficiary named therein.

           Sec. 8.2 Special Requirements for Married Participants. Notwithstanding the provisions of Sec. 8.1, if a Participant is married at the time of his or her death, the Beneficiary shall be the Participant's spouse unless the spouse has consented in writing to the designation of a different Beneficiary, the spouse's consent acknowledges the effect of such designation, and the spouse's consent is witnessed by a representative of the Plan or a notary public. Such consent shall be deemed to have been obtained if it is established to the satisfaction of the Company that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be prescribed by federal regulations. Any consent by a spouse shall be irrevocable. Any designation of a Beneficiary which has received spousal consent may be changed (other than by being revoked) without spousal consent only if the consent by the spouse expressly permits subsequent designations by the Participant without any requirement for further consent by the spouse. Any such consent shall be valid only with respect to the spouse who signed the consent, or in the case of a deemed consent, the designated spouse. The provisions of this section shall apply only to Participants who have at least one Hour of Service on or after August 23, 1984.

           Sec. 8.3 Form and Method of Designation. Any designation or a revocation of a prior designation of Beneficiary shall be in writing on a form acceptable to the Company and shall be filed with the Company. The Company and all other parties involved in making payment to a Beneficiary may rely on the latest Beneficiary designation on file with the Company at the time of payment or may make payment pursuant to Sec. 8.4 if an effective designation is not on file, shall be fully protected in doing so, and shall have no liability whatsoever to any person making claim for such payment under a subsequently filed designation of Beneficiary or for any other reason.

           Sec. 8.4   No Effective Designation.  If there is not on file with
the Company an effective designation of Beneficiary by a deceased Participant, the Beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

      (a)  The Participant's spouse.

      (b) The Participant's children, except that if any of the Participant's children predecease the Participant but leave issue surviving the Participant, such issue shall take by right of representation the share their parent would have taken if living.

      (c) The Participant's parents.

      (d) The Participant's brothers and sisters.

      (e) The Participant's estate.

Determination of the identity of the Beneficiary in each case shall be made by the Company.

           Sec. 8.5 Successor Beneficiary. If a Beneficiary who survives the Participant subsequently dies before receiving all payments to which the Beneficiary was entitled, the successor Beneficiary, determined in accordance with the provisions of this section, shall be entitled to the balance of any remaining payments due. A Beneficiary who is not the surviving spouse of the Participant may not designate a successor Beneficiary. A Beneficiary who is the surviving spouse may designate a successor Beneficiary only if the Participant specifically authorized such designations on the Participant's Beneficiary designation form. If a Beneficiary is permitted to designate a successor Beneficiary, each such designation shall be made according to the same rules
(other than Sec. 8.2) applicable to designations by Participants. If a Beneficiary is not permitted to designate a successor Beneficiary, or is permitted to do so but fails to make such a designation, the balance of any payments remaining due will be payable to a contingent Beneficiary if the Participant's Beneficiary designation so specifies, and otherwise to the estate of the deceased Beneficiary.

                                   ARTICLE IX

                              BENEFIT REQUIREMENTS
                              --------------------

           Sec. 9.1   Benefit on Retirement, Disability or Change in Control.
If a Participant's Termination of Employment occurs (for any reason other than death) under any of the following circumstances, the Participant shall be 100% vested and shall be entitled to a benefit equal to the value of all of his or her Accounts:

      (a)  The Participant has reached age 55.

      (b) The Participant's Termination of Employment has occurred due to a bodily injury or disease which the Company determines, based on competent medical evidence, makes the Participant unfit to perform the normal duties of his or her position with a Participating Employer and causes the Participant to be eligible to receive benefits under a long-term disability plan of a Participating Employer or Social Security disability benefits.

      (c) The Participant has an Involuntary Termination of Employment within three years after the date a Change in Control occurs. For purposes of this subsection:

           (1) The term "Change in Control" means (i) the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act")), or of record, of securities of the Company representing 25% or more in number of the total of a) the number of shares of common stock then outstanding, b) the number of shares of common stock issuable upon conversion (whether or not then convertible) or otherwise of Class B Common Stock, and c) the number of shares of common stock issuable upon conversion (whether or not then convertible) or otherwise constituting the common stock equivalent of any other class or series of capital stock which votes for or in the election of directors (hereinafter, "Total Shares") by any "person" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), including any corporation or group of associated persons acting in concert, other than (I) the Company and/or
                 (II) any employee  pension  benefit plan (within the meaning of
                 Section 3(2) of ERISA) of the Company or any of its subsidiaries, including a trust established pursuant to any such plan, or (ii) the nomination and election of 25% or more of the Company's Board of Directors without recommendation of such Board. The ownership of record of 25% or more of the Total Shares of the Company by a person engaged in the business of acting as nominee for unrelated beneficial owners shall not of itself be deemed to constitute a Change in Control.

           (2) The term "Involuntary Termination of Employment" means (i) the Termination of Employment of a Participant by the Company or a subsidiary other than a Termination for Cause, or (ii) in the case of a Participant who is employed by a subsidiary of the Company, either (I) the sale of a substantial portion of the assets of the subsidiary within the meaning of Code section 280G, or (II) the acquisition by an unrelated third party of ownership of more than 50% of the then outstanding stock of the subsidiary. "Termination for Cause" means the Termination of Employment of a Participant as a direct result of an act or acts of dishonesty constituting a felony under the laws of the United States or the State of Iowa and resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of any Participating Employer. An act or acts of dishonesty constituting the felony are established either by
                 (i) the specific admission of the Participant, or (ii) a final nonappealable judgment of a court of competent jurisdiction.

The  benefit  shall be paid at the  times  and in the  manner  determined  under
Article X.

           Sec.  9.2  Other  Termination  of  Employment.   If  a  Participant's
Termination of Employment occurs (for any reason other than death) under circumstances such that the Participant is not entitled to a benefit under Sec. 9.1, the Participant shall be entitled to a benefit equal to the value of all of his or her Accounts other than any Matching Account and also a benefit equal to the vested percentage of the value of the Participant's Matching Account, subject, however, to the following:

      (a)  The  vested   percentage   shall   depend  upon  the  number  of  the
           Participant's Years of Vesting Service at the time of the Termination of Employment, as follows:

                                Vesting Schedule

                 Years of Vesting Service             Vested Percentage

                     Less than 1                                0%
                     1 but less than 2                         20%
                     2 but less than 3                         40%
                     3 but less than 4                         60%
                     4 but less than 5                         80%
                     5 or more                                100%

           Notwithstanding the foregoing, if a Participant's Termination of Employment occurred as of December 31, 1997 and the Participant was employed by Optimum Quality Grains, L.L.C. as of January 1, 1998, the Participant's vested percentage shall be 100% regardless of his or her Years of Vesting Service. A Participant described in the previous sentence may file an election with the Company (in such manner as may be prescribed by the Company from time to time) at any time prior to his or her termination of employment with Optimum to have his or her Accounts in the Plan transferred to the Optimum Quality Grains, L.L.C. Retirement and Savings Plan. Such transfer shall be made as soon as administratively feasible after the election is received by the Company or its designated agent and the Company or its agent has determined in its sole discretion that such plan-to-plan transfer will not jeopardize the qualified status of this Plan under Code section 401(a).

      (b) The disposition of the portion of a Participant's Matching Account that is not vested shall be as provided below:

           (1) The portion of the Participant's Matching Account that is not vested shall become a Forfeiture as of the earlier of the following dates:

                 (A)  The  date  the   Participant   incurs  his  or  her  fifth
                      consecutive 1-Year Break In Service.

                 (B)  The  date  that  the   vested   portion   of  all  of  the
                      Participant's Accounts has been distributed to the Participant. If the Participant was 0% vested in a particular Account, that Account will be deemed for purposes of this subparagraph (B) to have been distributed when the Participant's Termination of Employment occurred.

                 The Participant shall lose all claim to the amount forfeited on the date as of which the Forfeiture occurs. The Forfeiture shall be transferred to the Plan's Forfeiture Account for application as provided in paragraph (4) below and in Sec. 5.2(c).

           (2) If a former Participant whose Account was forfeited under paragraph (1) is subsequently reemployed and completes a Year of Vesting Service before incurring five consecutive 1-Year Breaks In Service, a separate Matching Account shall be reinstated for the Participant as of the last Valuation Date of the Plan Year in which such Year of Vesting Service is completed. The Participant shall be entitled to such Account in accordance with the provisions of this Article IX upon any subsequent Termination of Employment, subject to the provisions of paragraph (3). The total value of such Account as of such Valuation Date shall be equal to the value of the Forfeiture on the date as of which the Forfeiture occurred. The reinstated Account shall be funded as provided in paragraph (4).

           (3) If a Participant referred to in paragraph (2) who received a distribution from a Matching Account as a result of a previous Termination of Employment is not 100% vested in the reinstated Matching Account upon a subsequent Termination of Employment, the benefit to which the Participant is entitled therefrom shall be determined as follows:

                 (A) To the value of such reinstated Account there shall be added the amount of the benefit from the Matching Account which the Participant received as a result of the prior Termination of Employment.

                 (B) The applicable vested percentage from the vesting schedule shall be applied to such sum.

                 (C) From the result obtained in (B), there shall be subtracted the amount added to the value of the reinstated Account under (A).

           (4) The amount required to reinstate an Account pursuant to paragraph (2) as of the last Valuation Date of a Plan Year shall be provided from the following sources in the priority indicated:

                 (A) Amounts forfeited under this subsection (b).

                 (B) Employer contributions for the Plan Year.

                 (C) Net income or gain of the Fund not previously allocated to other Accounts.

           (5) If Forfeitures are to be applied as a credit against future contributions and a Forfeiture would exceed the amount remaining due from the Participating Employers for the Plan Year, the Forfeiture shall instead occur on the first day of the following Plan Year.

           (6) This subsection (b) shall not apply to any Forfeiture Account which became a Forfeiture pursuant to the provisions of the Plan in effect prior to the adoption of this version of this subsection. Any such Forfeiture Account shall be disposed of pursuant to such prior Plan provisions.

      (c) The benefit under this section shall be paid at the times and in the manner determined under Article X.

           Sec. 9.3 Death. If a Participant's Termination of Employment is the result of death, his or her Beneficiary shall be entitled to a benefit equal to the value of all of the Participant's Accounts. Such benefit shall be paid at the times and in the manner determined under Article X. If a Participant's death occurs after his or her Termination of Employment, distribution of the vested balance of the Participant's Accounts shall be made to the Beneficiary in accordance with the provisions of Article X, and any non-vested portion of the Participant's Matching Account shall be treated as becoming a Forfeiture under Sec. 9.2(b) as of the date of the Participant's death.

           Sec. 9.4   Withdrawals Before Termination of Employment.
A Participant may request a cash withdrawal from his or her Accounts at any time prior to the date benefits first become payable to the Participant under Sec. 9.1 or Sec. 9.2 pursuant to the following:

      (a) A withdrawal may be made from the Participant's Before-Tax and Matching Accounts only to meet a financial hardship.

           (1) A hardship withdrawal will be permitted only if the Company determines that both of the following requirements are met:

                 (A) The withdrawal must be made on account of one of the following reasons:

                      (i) Expenses for medical care described in section 213(d) of the Code incurred by the Participant, the
                           Participant's spouse, or any dependents of the Participant, as defined in section 152 of the Code, or expenses necessary for any of those persons to obtain such medical care, which are not reimbursable from insurance or any other source.

                      (ii) Costs  directly   related  to  the  purchase  of  the
                           principal residence of the Participant (excluding mortgage payments).

                      (iii)Payment  of  tuition   for  the  next  12  months  of
                           post-secondary education for the Participant, or for his or her spouse, children or dependents.

                      (iv) The need to prevent the  eviction of the  Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

                 (B) All of the following requirements must be satisfied:

                      (i) The amount of the distribution cannot exceed the amount of the immediate and heavy financial need of the Participant. The Company may reasonably rely on the Participant's representation as to that amount. However, the amount of the distribution may include any amounts determined by the Company to be necessary to pay any federal, state or local income taxes or penalties reasonably expected to result from the distribution.

                      (ii) The Participant must have obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Participating Employers or any Affiliate.

                      (iii)The Participant's elective contributions and employee contributions under the Plan and all other qualified and nonqualified plans of deferred compensation maintained by the Participating Employers or any Affiliate will be suspended pursuant to the terms of the plan or an otherwise legally enforceable agreement for at least 12 months after the receipt of the hardship distribution.

                      (iv) For  the  calendar  year  immediately  following  the calendar year of the hardship distribution, the Participant may not make contributions under all plans maintained by the Participating Employers or any Affiliate in excess of the applicable limit under section 402(g) of the Code for such next calendar year less the amount of the Participant's elective contributions for the calendar year of the hardship distribution.

                      (v) Notwithstanding the foregoing provisions of this subparagraph (B), this subparagraph (B) will be satisfied if the IRS issues a revenue ruling, notice, or other document of general applicability which establishes an alternative method under which distributions will be deemed to be necessary to satisfy an immediate and heavy financial need and all of the requirements of such alternative method are met.

           (2) With respect to any such hardship withdrawal, earnings credited to the Participant's Before-Tax Account after December 31, 1988 cannot be withdrawn under this subsection (a), and no withdrawals under this subsection (a) may be made from any Qualified Non-Elective Account which is attributable to contributions used to calculate deferral percentages under Sec. 5.4(a)(1) and earnings attributable to such contributions.

           (3) No withdrawal shall be permitted under this subsection unless the Participant has previously withdrawn or concurrently withdraws the maximum amount permitted to be withdrawn under subsection (b). Except as otherwise provided in paragraph (2), all amounts shall be withdrawn from the Participant's Before-Tax Account before any withdrawals are made from the Participant's Matching Account.

           (4) Notwithstanding the foregoing, amounts may be withdrawn from a Matching Account only to the extent the Participant would be vested in such amounts if his or her Termination of Employment occurred on the date of the withdrawal. If a Participant who has made a withdrawal under this section from a Matching Account subsequently has a Termination of Employment before becoming 100% vested, the amount to which the Participant is entitled from that Account as of the Valuation Date specified in Sec. 9.2 shall be adjusted by (i) adding to the value of that Account the amount which has been withdrawn, (ii) multiplying the result by the vested percentage from Sec. 9.2(a), and (iii) subtracting from that result the amount which has been withdrawn.

      (b) A withdrawal may be made from the Participant's Voluntary After-Tax, Rollover and Voluntary Deductible Accounts for any reason. Withdrawals under this subsection shall be made in the following order of priority (i) the portion of the Participant's Voluntary After-Tax Account equal to the contributions made by the Participant prior to 1987, (ii) the remainder of the Voluntary After-Tax Account,
           (iii) any Rollover Account, (iv) any Voluntary Deductible Account.

      (c) Requests for withdrawals under this section shall be made pursuant to applicable rules and regulations adopted by the Company which are uniform and non-discriminatory as to all Participants and shall be submitted in writing to the Company on such form as the Company prescribes for this purpose. The Company shall determine whether the requirements of this section have been met.

      (d) The Company shall direct the Funding Agency respecting the payment of withdrawals under this section. Commencing January 1, 1998, payment shall be made to the Participant as soon as administratively feasible following the date the withdrawal request has been approved by the Company or its designated agent, and shall be based on values determined as of a Valuation Date selected by the Funding Agency which is on or before the date of payment.

      (e) The amount of a withdrawal under this section from any Account may not exceed the balance standing to the credit of the Account on the applicable Valuation Date less any portion of the Account attributable to any outstanding loan.

      (f) Withdrawals shall be taken pro rata from the investments held for the Accounts of the Participant subject to the withdrawal.

     (g) Only two withdrawals under this section may be made in any calendar year.

           Sec. 9.5   Loans to Participants.  The Company may authorize a loan
to a Participant who is an employee of a Participating Employer or an Affiliate and who makes application therefor. Each such loan shall be subject to the following provisions:

      (a) The amount of any loan to a Participant, when added to the balance of all other loans to the Participant under this Plan and all related plans which are outstanding on the day on which such loan is made, shall not exceed the lesser of:

           (1) $50,000, reduced by the excess (if any) of (i) the highest outstanding balance of loans to the Participant from the Plan and all related plans during the one-year period ending on the day before the date the loan is made, over (ii) the outstanding balance of loans to the Participant from the Plan and all related plans on the date the loan is made; or

           (2) 50% of the amount to which the Participant would be entitled in the event his or her Termination of Employment were to occur on the date the loan is made.

           For purposes of this section, a related plan is any "qualified employer plan", as defined in Code section 72(p)(4), sponsored by the Participant's Participating Employer or any related employer, determined according to Code section 72(p)(2)(D).

      (b) The minimum amount of any loan shall be $1,000.00. Only one loan may be outstanding to a Participant at any time.

      (c) Each loan shall be evidenced by the Participant's promissory note payable to the order of the Funding Agency, in such form and executed in such manner as is determined under procedures established by the Company or its designated agent. Each loan shall be adequately secured as determined by the Company. A loan shall be considered adequately secured whenever the outstanding balance does not exceed the amount in which the Participant would have a vested interest in the event of his or her Termination of Employment.

      (d) The Company shall determine the rate of interest to be paid with respect to each loan, which shall be a reasonable rate of interest within the meaning of Code section 4975. The rate shall be based on the interest rates charged by persons in the business of lending money in the region in which the Company operates for loans which would be made under similar circumstances.

      (e) Each such loan shall provide for the payment of accrued interest and for repayment of principal in substantially equal installments not less frequently than monthly. There will be no penalty for prepayments of any loan, but any prepayment must be in the form of a lump sum payment of the entire outstanding balance of the loan. While the Participant is employed by the Participating Employers, all loans shall be repaid through payroll deductions to the extent possible, except in the case of temporary employees for whom the Company authorizes an alternate method of repayment. The Participant shall execute any documents required to authorize such deductions.

      (f) Each loan shall extend for a stated period determined by agreement of the Participant and the Company, not exceeding five years.

      (g) Failure to pay any installment of interest or principal when due shall constitute a default on the loan (subject to any applicable grace period for correcting the default). Upon any such default, the entire loan balance shall be declared to be in default to the extent required by applicable regulations. Events of default shall also include any other events identified as such in the Participant's note. In the event of a default on a loan, foreclosure on the note and application of the Participant's Accounts to satisfy the note will occur as of the earliest date on which the Participant or Beneficiary is eligible to receive payment of benefits under the Plan attributable to the loan, but will not occur prior to that date. Loan repayments will be suspended under this Plan as permitted under Code section 414(u)(4) (relating to periods of military service).

      (h) If a loan to a Participant is outstanding on the date a distribution is to be made from the Fund with respect to the portion of the Participant's Account or Accounts represented by the loan, the balance of the loan, or a portion thereof equal to the amount to be distributed, if less, shall on such date become due and payable. The portion of the loan due and payable shall be satisfied by offsetting such amount against the amount to be distributed to the Participant. Alternatively, the portion of the Participant's Account or Accounts equal to the outstanding balance on the loan may be distributed in kind by distribution of the Participant's note.

      (i) If a loan to a Participant is outstanding at the time of the Participant's death, and if the loan is not repaid by the
           Participant's executor or administrator, the note shall be distributed in kind to the Participant's Beneficiary.

      (j) The Company shall administer the loan program under this section and shall direct the Funding Agency with respect to the making of loans to Participants, the collection thereof, and all other matters pertaining thereto. The Funding Agency shall follow such directions to the extent possible and shall not take any independent action with respect to such loans, except to the extent the Funding Agency has agreed to process loans on behalf of the Plan.

      (k) In accordance with the foregoing standards and requirements, loans shall be available to all Participants on a reasonably equivalent basis.

      (l) All loans shall be governed by such non-discriminatory written rules as the Company may adopt, which shall be deemed to be a part of this Plan. Applications for loans shall be filed with the Company or its designated agent (which may be the Funding Agency) in such manner as the Company may prescribe from time to time for this purpose. The loan principal will be disbursed by the Funding Agency within a reasonable time after the application has been received and approved.

      (m) The Company shall cause to be furnished to any Participant receiving a loan any information required to be furnished pursuant to the Federal Truth In Lending Act, if applicable, or pursuant to any other applicable law.

      (n) The portion of a Participant's Account or Accounts represented by the outstanding loan principal shall be segregated for investment purposes. In lieu of sharing in income or losses on investments of the Fund, the segregated portion of the Participant's Accounts shall be credited with all interest paid by the Participant on the loan. Repayments of principal and interest on a loan shall be reinvested in accordance with the investment designation in effect under Sec. 7.3 for future contributions at the time the repayment is received by the Funding Agency. The Funding Agency may charge to the Participant's Accounts any expenses attributable to the loan and such portion of the general expenses of the Fund as the Funding Agency determines in its discretion to be reasonable. In the event of a Forfeiture under Sec. 9.2(b), no portion of an outstanding loan may be transferred to the Forfeiture Account.

      (o) The investments held in the Participant's Accounts shall be liquidated on a pro rata basis to provide the Fund with cash equal to the loan principal. The loan principal shall be obtained from the Participant's Accounts in the order of priority established by the Company for this purpose.

      (p) Solely for purposes of this section, a former Participant (or any Beneficiary of a deceased Participant or alternate payee of a Participant under a qualified domestic relations order) who is entitled to a benefit from the Plan, and who is a "party in interest" as defined in section 3(14) of ERISA, is considered to be an employee of a Participating Employer who is eligible to receive a loan from the Plan. No such person who is not a "party in interest" is eligible to receive a loan.

                                    ARTICLE X

                            DISTRIBUTION OF BENEFITS
                            ------------------------

           Sec. 10.1 Time and Method of Payment. The benefit to which a Participant or Beneficiary may become entitled under Article IX shall be distributed to that individual at such time as he or she elects, subject to the following:

      (a) The distribution may be made at any time after the date as of which the Participant or Beneficiary becomes entitled to a benefit payment under Article IX. The amount of the distribution will be determined pursuant to Sec. 10.3.

           (1) All distributions shall be made by payment in a single sum except as provided in paragraph (2).

           (2) If the Participant's Termination of Employment occurs after the Participant reaches age 55, the Participant may elect to make partial withdrawals from his or her Accounts, subject to the following:

                 (A) No more than two such  withdrawals  may be made  during any calendar year.

                 (B) The amount to be distributed to the Participant on or after January 1 of the calendar year in which the Participant attains age 70 1/2 and on or before April 1 following that year shall be at least equal to the Participant's entire interest in the Plan as of the December 31st preceding such calendar year divided by the smaller of:

                      (i) The joint life and last survivor expectancy (determined pursuant to Treasury Regulation ss.1.72-9) of the Participant and the Participant's oldest designated Beneficiary, if any, based on the age of each individual as of their birthdays in such calendar year.

                      (ii) In the case of distributions  to a Participant  whose
                           designated   Beneficiary  is  not  the  Participant's
                           spouse, the applicable divisor provided in regulations under Code section 401(a)(9)(G) relating to incidental death benefits.

               (C) The amount to be distributed to the Participant by December 31st of each calendar year following the year in which the Participant attains age 70 1/2shall be at least equal to the Participant's entire interest in the Plan as of the December 31st preceding each such calendar year divided by the smaller of (i) the life expectancy determined in subparagraph (B)(I) reduced by one year for each subsequent calendar year, or (ii) the applicable divisor determined under subparagraph (B)(II)

(b) Unless the Participant elects otherwise, distribution must be made or commence no later than the 60th day after the close of the Plan Year in which the Participant reaches Normal Retirement Age or in which the
     Participant's Termination of Employment occurs, whichever is later; provided, however, that if the amount of the payment to be made cannot be determined by the later of the aforesaid dates, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained. For purposes of this subsection, the failure of a Participant to elect to receive a distribution shall be deemed to be an election to defer distribution of the benefit.

(c) The distribution to a Participant must be made or distributions must commence by April 1 following the calendar year in which the Participant attains age 70 1/2 unless the Participant's death occurs before that date. However, if the Participant attained age 70 1/2before January 1, 1988 and is not a more than 5-percent owner, distribution is not required to be made (or commence under subsection (a)(2)) until April 1 following the calendar year in which the Participant's Termination of Employment occurs, if later. For purposes of this subsection, a "more than 5-percent owner" is a person who was a more than 5-percent owner of a Participating Employer (as defined in Code section 416) at any time during the Plan Year ending with or within the calendar year in which he or she attained age 70 1/2.

     (d) If the Participant dies before receiving the entire distribution and before the date that the distribution was required to occur or commence under subsection (c), the Participant's Accounts shall be distributed in a lump sum to the Beneficiary not later than December 31 of the year containing the fifth anniversary of the Participant's death; provided, however, that if the designated Beneficiary is the surviving spouse of the Participant, the payment may be made any time on or before the later of (i) December 31 of the year in which the Participant would have reached age 70 1/2, or (ii) December 31 of the year following the year in which the Participant's death occurred. If a surviving spouse who is entitled to benefits under this subsection dies before the distribution to the surviving spouse has been made, this subsection (other than the special exception which applies to a designated Beneficiary who is the surviving spouse of the Participant) shall be applied as if the surviving spouse were the Participant, with the date of death of the surviving spouse being substituted for the date of death of the Participant.

      (e) If the Participant dies after the date that distribution was required to commence under subsection (c), any remaining benefit shall be distributed to the Beneficiary at least as rapidly as the method specified in subsection (a)(2)(C), but the Beneficiary may elect to receive a lump sum distribution of the remaining benefit at any time.

      (f) For purposes of this section, "designated Beneficiary" means any individual who is a Beneficiary pursuant to Article VIII. If more than one Beneficiary is entitled to benefits following the Participant's death, the interest of each Beneficiary shall be segregated into a separate Account for purposes of applying this section.

      (g) Notwithstanding the foregoing, distributions may be made to any Participant or Beneficiary pursuant to any designation made prior to January 1, 1984 which satisfied all the requirements of Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982, as in effect on January 1, 1984, and the regulations thereunder; provided, however, that any designation of Beneficiary included as a part of such designation must comply with the spousal consent requirements under Sec. 8.2.

     (h) Notwithstanding the foregoing, commencing January 1, 1998 (regardless of when the Participant's Termination of Employment occurred), if the total vested value of the Accounts of a Participant (or a Beneficiary following the Participant's death) is $5,000 or less following the date the Participant's Termination of Employment or death occurs, a single-sum distribution shall be made to the Participant (or Beneficiary) as of the earliest date permitted by the Plan. However, this subsection shall not apply to a Participant if the total vested value of the Participant's Accounts exceeded $5,000 at the time any previous distribution was made to the Participant.

      (i) Notwithstanding any provision of the Plan to the contrary, distributions under this section shall be made in accordance with the requirements of Code section 401(a)(9), including the incidental death benefit requirements of Code section 401 (a)(9)(G) and the regulations thereunder. No distribution option otherwise permitted under this Plan will be available to a Participant or Beneficiary if such distribution option does not meet the requirements of Code section 401(a)(9), including subparagraph (G) thereof.

      (j) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election, a distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this subsection:

           (1) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution to the extent such distribution is required under Code section 401(a)(9), and the portion of any distribution that is not includible in gross income.

           (2) An "eligible retirement plan" is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

           (3) A "distributee" includes a Participant or former Participant. In addition, the Participant's or former Participant's surviving spouse and the Participant's or former Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.

           (4) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

           Sec. 10.2 Form of Distribution. Distributions will be made in cash only, except as otherwise provided in Sec. 9.5, and except that a Participant whose Termination of Employment has occurred and who has elected to have some or all of his or her Accounts invested in a Company Stock Fund pursuant to Article VII may elect, prior to such deadline as may be established from time to time by the Company or its designated agent, to receive the portion of such Accounts representing whole shares of Company stock in kind by distribution of shares of Company stock. Any fractional shares of Company stock shall be distributed in cash in all events.

           Sec. 10.3 Accounting Following Termination of Employment. If distribution of a benefit is deferred or delayed for any reason, the undistributed Accounts shall continue to be revalued as of each Valuation Date as provided in Article VII. Commencing January 1, 1998, payment shall be made as of a Valuation Date determined by the Funding Agency which occurs as soon as administratively feasible following the date the Participant (or Beneficiary following the Participant's death) files the request for payment with the Company or its designated agent (or following the Participant's Termination of Employment or death in the case of an automatic payment under Sec. 10.1(h)). If a Participant has more than one Account, each distribution shall be made from such Account or Accounts as the Participant designates.

           Sec. 10.4 Reemployment. Except where distributions are required under Sec. 10.1, entitlement to a distribution from the Fund shall cease upon reemployment of a Participant in a regular position by a Participating Employer, and shall recommence in accordance with the provisions of this Article upon the Participant's subsequent Termination of Employment.

           Sec. 10.5 Source of Benefits. All benefits to which persons become entitled hereunder shall be provided only out of the Fund and only to the extent that the Fund is adequate therefor. No benefits are provided under the Plan except those expressly described herein.

           Sec. 10.6 Incompetent Payee. If in the opinion of the Company a person entitled to payments hereunder is disabled from caring for his or her affairs because of mental or physical condition, or age, payment due such person may be made to such person's guardian, conservator, or other legal personal representative upon furnishing the Company with evidence satisfactory to the Company of such status. Prior to the furnishing of such evidence, the Company may cause payments due the person under disability to be made, for such person's use and benefit, to any person or institution then in the opinion of the Company caring for or maintaining the person under disability. The Company shall have no liability with respect to payments so made. The Company shall have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.

           Sec. 10.7 Benefits May Not Be Assigned or Alienated. Except as otherwise expressly permitted by the Plan or required by law, the interests of persons entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly. However, the Plan shall comply with the provisions of any court order which the Company determines is a qualified domestic relations order as defined in Code section 414(p). Notwithstanding any provisions in the Plan to the contrary, an individual who is entitled to payments from the Plan as an "alternate payee" pursuant to a qualified domestic relations order shall receive a lump sum payment from the Plan as soon as administratively feasible after the Valuation Date coincident with or next following the date of the Company's determination that the order is a qualified domestic relations order, unless the order specifically provides for payment to be made at a later time.

           Sec. 10.8 Payment of Taxes. The Funding Agency may pay any estate, inheritance, income, or other tax, charge, or assessment attributable to any benefit payable hereunder which in the Funding Agency's opinion it shall be or may be required to pay out of such benefit. The Funding Agency may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Funding Agency shall deem necessary for its protection.

           Sec. 10.9 Conditions Precedent. No person shall be entitled to a benefit hereunder until his or her right thereto has been finally determined by the Company nor until the person has submitted to the Company relevant data reasonably requested by the Company, including, but not limited to, proof of birth or death.

           Sec. 10.10 Company Directions to Funding Agency. The Company shall issue such written directions to the Funding Agency as are necessary to accomplish distributions to the Participants and Beneficiaries in accordance with the provisions of the Plan.

           Sec. 10.11 Effect on Unemployment Compensation. For purposes of any unemployment compensation law, a distribution hereunder in one sum to the extent attributable to employer contributions, shall be considered to be a severance payment and shall be allocated over a period of weeks equal to the one sum payment divided by the employee's regular weekly pay while employed by the Participating Employers, which period shall commence immediately following the employee's Termination of Employment.

           Sec. 10.12 Special Distribution Events. Notwithstanding anything herein to the contrary, if the agreement between the buyer and the seller in one of the following types of transaction provides that distributions are to be made to affected Participants, each such Participant shall receive a distribution of his or her vested Account balance as soon as administratively feasible after either of the following events:

      (a) The disposition by a Participating Employer to an unrelated corporation of substantially all of the assets (within the meaning of Code section 409(d)(2)) used in a trade or business of such Participating Employer if such Participating Employer continues to maintain this Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets.

      (b) The disposition by a Participating Employer or by an Affiliate to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Code section 409(d)(3)) which was a Participating Employer if such corporation continues to maintain this Plan, but only with respect to employees who continue employment with such subsidiary.

All distributions under this section are subject to any applicable consent requirements under Sec. 10.1. In addition, distributions under this section must be made in a lump sum.

                                   ARTICLE XI

                                      FUND
                                      ----

           Sec. 11.1 Composition. All sums of money and all securities and other property received by the Funding Agency for purposes of the Plan, together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the "Fund". The Company may cause the Fund to be divided into any number of parts for investment purposes or any other purposes necessary or advisable for the proper administration of the Plan.

           Sec. 11.2 Funding Agency. The Fund may be held and invested as one fund or may be divided into any number of parts for investment purposes. Each part of the Fund, or the entire Fund if it is not divided into parts for investment purposes, shall be held and invested by one or more trustees or by an insurance company. The trustee or trustees or the insurance company so acting with respect to any part of the Fund is referred to herein as the Funding Agency with respect to such part of the Fund. The selection and appointment of each Funding Agency shall be made by the Company. The Company shall have the right at any time to remove a Funding Agency and appoint a successor thereto, subject only to the terms of any applicable trust agreement or group annuity contract. The Company shall have the right to determine the form and substance of each trust agreement and group annuity contract under which any part of the Fund is held, subject only to the requirement that they are not inconsistent with the provisions of the Plan. Any such trust agreement may contain provisions pursuant to which the trustee will make investments on direction of a third party.

           Sec. 11.3 Compensation and Expenses of Funding Agency. The Funding Agency shall be entitled to receive such reasonable compensation for its services as may be agreed upon with the Company. The Funding Agency shall also be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of its services. Such compensation and reimbursements shall be paid from the Fund if not paid directly by the Participating Employers in such proportions as the Company shall determine.

           Sec. 11.4 Funding Policy. The Company shall adopt a procedure, and revise it from time to time as it shall consider advisable, for establishing and carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA. It shall advise each Funding Agency of the funding policy in effect from time to time.

           Sec. 11.5 Securities and Property of Participating Employers. An agreement with a Funding Agency may provide that all or any part of the Fund may be invested in qualifying employer securities or qualifying employer real property, as those terms are used in ERISA; provided, however, that the Company shall take any steps necessary to assure that investments in securities of any Participating Employer or any trade or business entity directly or indirectly controlling, controlled by, or under Common Control with a Participating Employer do not exceed those that can be acquired by that part of the Fund attributable to contributions by Participating Employers (other than Before-Tax Contributions), as distinguished from that part of the Fund, if any, attributable to contributions by Participants or Before-Tax Contributions, unless there has been compliance with any applicable securities laws. If qualifying employer securities or qualifying employer real property are purchased or sold as an investment of the Fund from or to a disqualified person or party in interest, as those terms are used in ERISA, and if there is no generally recognized market for such securities or property, the purchase shall be for not more than fair market value and the sale shall be for not less than fair market value, as determined in good faith by the Company or other Named Fiduciary assigned such function, or if such assets are held in trust and the trust agreement so provides, as determined in good faith by the trustee.

           Sec. 11.6 No Diversion. The Fund shall be for the exclusive purpose of providing benefits to Participants under the Plan and their beneficiaries and defraying reasonable expenses of administering the Plan. Such expenses may include premiums for the bonding of Plan officials required by ERISA. No part of the corpus or income of the Fund may be used for, or diverted to, purposes other than for the exclusive benefit of employees of the Participating Employers or their beneficiaries. Notwithstanding the foregoing:

     (a) If any contribution or portion thereof is made by a Participating Employer by a mistake of fact, the Funding Agency shall, upon written request of the Company, return such contribution or portion thereof to the Participating Employer within one year after the payment of the contribution to the Funding Agency; however, earnings attributable to such contribution or portion thereof shall not be returned to the Participating Employer but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution or portion thereof.

     (b) Contributions by the Participating Employers are conditioned upon the deductibility of each contribution under Code section 404. To the extent the deduction is disallowed, the Funding Agency shall return such contribution to the Participating Employer within one year after the disallowance of the deduction; however, earnings attributable to such contribution (or disallowed portion thereof) shall not be returned to the Participating Employer but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution (or disallowed portion thereof).

     (c) Contributions by a Participating Employer are conditioned upon initial qualification of the Plan as to such Participating Employer under Code section 401(a). If the Plan receives an adverse determination letter from the Internal Revenue Service with respect to such initial qualification, the Funding Agency shall, upon written request of the Company, return the amount of such contribution to the Participating Employer within one year after the date of denial of qualification of the Plan. For this purpose, the amount to be so returned shall be the contributions actually made, adjusted for the investment experience of, and any expenses chargeable against, the portion of the Fund attributable to the contributions actually made.

In the case of any such return of contribution the Company shall cause such adjustments to be made to the Accounts of Participants as it considers fair and equitable under the circumstances resulting in the return of such contribution.

                                   ARTICLE XII

                             ADMINISTRATION OF PLAN
                             ----------------------

           Sec. 12.1 Administration by Company. The Company is the "administrator" of the Plan for purposes of ERISA. Except as expressly otherwise provided herein, the Company shall control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto. In carrying out its Plan responsibilities, the Company shall have discretionary authority to construe the terms of the Plan. Except in cases where the Plan expressly provides to the contrary, action on behalf of the Company may be taken by any of the following:

      (a)  The Board.

      (b) The chief executive officer of the Company.

      (c) Any person or persons, natural or otherwise, or committee, to whom responsibilities for the operation and administration of the Plan are allocated by the Company, by resolution of the Board or by the chief executive officer of the Company, but action of such person or persons or committee shall be within the scope of said allocation.

           Sec. 12.2  Certain Fiduciary Provisions.  For purposes of the Plan:

     (a) Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

     (b) A Named Fiduciary, or a fiduciary designated by a Named Fiduciary pursuant to the provisions of the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

     (c) To the extent permitted by any applicable trust agreement or group annuity contract a Named Fiduciary with respect to control or management of the assets of the Plan may appoint an investment manager or managers, as defined in ERISA, to manage (including the power to acquire and dispose of) any assets of the Plan.

     (d) At any time the Plan has more than one Named Fiduciary, if pursuant to the Plan provisions fiduciary responsibilities are not already allocated among such Named Fiduciaries, the Company, by action of the Board or its chief executive officer, may provide for such allocation; except that such allocation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

     (e) Unless expressly prohibited in the appointment of a Named Fiduciary which is not the Company acting as provided in Sec. 12.1, such Named Fiduciary by written instrument may designate a person or persons other than such Named Fiduciary to carry out any or all of the fiduciary responsibilities under the Plan of such Named Fiduciary; except that such designation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

     (f) A person who is a fiduciary with respect to the Plan, including a Named Fiduciary, shall be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such person has responsibility.

Each Named Fiduciary (other than the Company), each other fiduciary, each person employed pursuant to (b) above, and each investment manager shall be entitled to receive reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of their duties with the Plan and to payment therefor from the Fund if not paid directly by the Participating Employers in such proportions as the Company shall determine.
Notwithstanding the foregoing, no person so serving who already receives full-time pay from any employer or association of employers whose employees are Participants, or from an employee organization whose members are Participants, shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred. Furthermore, no Participant, Beneficiary, or "alternate payee" under a qualified domestic relations order who is eligible to direct the investment of his or her Accounts shall receive any compensation or reimbursement of expenses with respect to such investing.

           Sec. 12.3 Discrimination Prohibited. No person or persons in exercising discretion in the operation and administration of the Plan shall discriminate in favor of Highly Compensated Employees.

           Sec. 12.4 Evidence. Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented to the proper party.

           Sec. 12.5 Correction of Errors. It is recognized that in the operation and administration of the Plan certain mathematical, accounting and other errors may be made or mistakes may arise by reason of factual errors in information supplied to the Company or Funding Agency. The Company shall have power to cause such equitable adjustments to be made to correct for such errors as the Company in its discretion considers appropriate. Such adjustments shall be final and binding on all persons. The Company may recover any overpayment from the person who received it. Any return of a contribution due to a mistake in fact will be subject to Sec. 11.6.

           Sec. 12.6 Records. Each Participating Employer, each fiduciary with respect to the Plan, and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by ERISA or other applicable law.

           Sec. 12.7 General Fiduciary Standard. Each fiduciary shall discharge its duties with respect to the Plan solely in the interests of Participants and their beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

           Sec. 12.8 Prohibited Transactions. A fiduciary with respect to the Plan shall not cause the Plan to engage in any prohibited transaction within the meaning of ERISA.

           Sec. 12.9 Claims Procedure. The Company shall establish a claims procedure consistent with the requirements of ERISA. Such claims procedure shall provide adequate notice in writing to any Participant or beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the claimant and shall afford a reasonable opportunity to a claimant whose claim for benefits has been denied for a full and fair review by the appropriate Named Fiduciary of the decision denying the claim.

           Sec. 12.10 Bonding. Plan personnel shall be bonded to the extent required by ERISA. Premiums for such bonding may, in the sole discretion of the Company, be paid in whole or in part from the Fund. Such premiums may also be paid in whole or in part by the Participating Employers in such proportions as the Company shall determine. The Company may provide by agreement with any person that the premium for required bonding shall be paid by such person.

           Sec. 12.11 Waiver of Notice. Any notice required hereunder may be waived by the person entitled thereto.

           Sec. 12.12 Agent For Legal Process. The Company shall be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Company designates some other person as such agent.

           Sec. 12.13 Indemnification. In addition to any other applicable provisions for indemnification, the Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee of the Participating Employers against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services as a fiduciary in connection with the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises.

                                  ARTICLE XIII

                         AMENDMENT, TERMINATION, MERGER
                         ------------------------------

           Sec. 13.1 Amendment. Subject to the non-diversion provisions of Sec. 11.6, the Company, by action of the Board, or by written action of a person so authorized by resolution of the Board, may amend the Plan at any time and from time to time. No action by a person other than the Board shall be an amendment of the Plan unless it specifically references the Plan and states that it alters the terms or conditions of the Plan. No amendment of the Plan shall have the effect of changing the rights, duties, and liabilities of any Funding Agency without its written consent. Also, no amendment shall divest a Participant or Beneficiary of Accounts accrued prior to the amendment or decrease a Participant's accrued benefit except to the extent permitted by Code section 411(d)(6).

     (a)  Promptly upon adoption of any amendment to the Plan,  the Company will
          furnish  a  copy  of  the  amendment,   together  with  a  certificate
          evidencing its due adoption, as follows:

           (1) To each Funding Agency then acting.

           (2) To any other Participating Employer that is not under Common Control with the Company. The amendment shall be effective as to such a Participating Employer and its employees unless, within 30 days of receipt of the certificate it notifies the Company and each Funding Agency in writing that it is discontinuing its joint participation in the Plan pursuant to Sec.
                 13.8.

     (b If an amendment to the Plan that is effective for a Plan Year beginning after 1988 changes the vesting schedule of the Plan, each Participant having not less than three years of service by the end of the election period with respect to such amendment shall be permitted within such election period to elect to have his or her vested percentage computed under the Plan without regard to such amendment. Each election shall be made in writing by filing with the Company within the election period a form available from the Company for the purpose. The election period shall be a reasonable period determined by the Company commencing not later than the date the amendment is adopted and shall be in conformance with any applicable regulation prescribed by the Secretary of Labor or the Secretary of the Treasury. Notwithstanding the foregoing, no election need be provided for any Participant whose vested percentage under the Plan, as amended, cannot at any time be less than the vested percentage determined without regard to such amendment.

           Sec. 13.2 Permanent Discontinuance of Contributions. The Company, by action of the Board, may completely discontinue contributions in support of the Plan by all Participating Employers. In such event, notwithstanding any provisions of the Plan to the contrary, (i) no employee shall become a Participant after such discontinuance, (ii) any amount held in the Plan's Forfeiture Account shall be applied as provided in Sec. 5.2(c) or to pay Plan expenses, and (iii) the Accounts of each Participant which have not become a Forfeiture prior to the date of such discontinuance shall be nonforfeitable. Subject to the foregoing, all of the provisions of the Plan shall continue in effect, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article X.

           Sec. 13.3 Termination. The Company, by action of the Board, may terminate the Plan as applicable to all Participating Employers and their employees. After such termination no employee shall become a Participant, no further contributions shall be made and any amount in the Plan's Forfeiture Account shall be applied as provided in Sec. 5.2(c) or to pay Plan expenses. The Accounts of each Participant which have not become a Forfeiture prior to the date of such termination shall be nonforfeitable, distributions shall be made to Participants, Beneficiaries and alternate payees promptly after the termination of the Plan, but not before the earliest date permitted under the Code and applicable regulations, and the Plan and any related trust agreement or group annuity contract shall continue in force for the purpose of making such distributions.

           Sec. 13.4 Partial Termination. If there is a partial termination of the Plan, either by operation of law, by amendment of the Plan, or for any other reason, which partial termination shall be confirmed by the Company, any then existing Account of a Participant who was in the classification of employees with respect to which the partial termination occurs which has not become a Forfeiture prior to the date of the partial termination shall be nonforfeitable. Subject to the foregoing, all of the provisions of the Plan shall continue in effect as to each such Participant, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article X.

           Sec. 13.5 Merger, Consolidation, or Transfer of Plan Assets. In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant, Beneficiary and alternate payee would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). No such merger, consolidation, or transfer shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

           Sec. 13.6 Deferral of Distributions. Notwithstanding any provisions of the Plan to the contrary, in the case of a complete discontinuance of contributions to the Plan or of a complete or partial termination of the Plan, the Company or the Funding Agency may defer any distribution of benefit payments to Participants and Beneficiaries with respect to which such discontinuance or termination applies (except for distributions which are required to be made under Sec. 10.1) until after the following have occurred:

      (a) Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such discontinuance or termination on the qualified status of the Plan under Code section 401(a).

      (b) Appropriate adjustment of Accounts to reflect taxes, costs, and expenses, if any, incident to such discontinuance or termination.

           Sec. 13.7 Reorganizations of Participating Employers. In the event two or more Participating Employers are consolidated or merged or in the event one or more Participating Employers acquires the assets of another Participating Employer, the Plan shall be deemed to have continued, without termination and without a complete discontinuance of contributions, as to all the Participating Employers involved in such reorganization and their employees. In such event, in administering the Plan the corporation resulting from the consolidation, the surviving corporation in the merger, or the employer acquiring the assets shall be considered as a continuation of all of the Participating Employers involved in the reorganization.

           Sec. 13.8 Discontinuance of Joint Participation of a Participating Employer. The Company, by action of the Board or the President of the Company, may discontinue the joint participation in the Plan by another Participating Employer. A Participating Employer which is not under Common Control with the Company may discontinue its joint participation in the Plan with the other Participating Employers by action of its board of directors and on appropriate written notice to the Company and each Funding Agency then acting.

     (a) If the Company determines in its sole discretion to spin off the portion of the Plan attributable to the withdrawing employer, the Company shall cause a determination to be made of the equitable part of the Fund assets held on account of Participants of the withdrawing employer and their Beneficiaries. The Company shall direct the Funding Agency or Funding Agencies to transfer assets representing such equitable part to a separate fund for the plan of the withdrawing employer. Such withdrawing employer may thereafter exercise, with respect to such separate fund, all the rights and powers reserved to the Company with respect to the Fund. The plan of the withdrawing employer shall, until amended by the withdrawing employer, continue with the same terms as the Plan herein, except that with respect to the separate plan of the withdrawing employer the words "Participating Employer", "Participating Employers", and "Company" shall thereafter be considered to refer only to the withdrawing employer. Any such spinoff shall be effected in such manner that each Participant or Beneficiary would (if the Plan and the plan of the withdrawing employer then immediately terminated) receive a benefit which is equal to or greater than the benefit the individual would have been entitled to receive immediately before such spinoff if the Plan had then terminated. No transfer of assets pursuant to this section shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

      (b) If subsection (a) does not apply, the Accounts of Participants of the withdrawing employer and their Beneficiaries shall continue to be held in the Plan for distribution in accordance with the provisions hereof.

           Sec. 13.9 Participating Employers Not Under Common Control. If a Participating Employer is not under Common Control with the Company, the provisions of the Plan (other than this Article XIII) shall be applied as though a separate plan is being maintained for that Participating Employer to the extent required by Code section 413(c).

                                   ARTICLE XIV

                            TOP-HEAVY PLAN PROVISIONS
                            -------------------------

           Sec. 14.1 Key Employee Defined. "Key Employee" means any employee or former employee of the employer who at any time during the determination period was an officer of the employer or is deemed to have had an ownership interest in the employer and who is within the definition of key employee in Code section 416(i). "Non-Key Employee" means any employee who is not a Key Employee.

           Sec. 14.2 Determination of Top-Heavy Status. The top-heavy status of the Plan shall be determined according to Code section 416 and the regulations thereunder, using the following standards and definitions:

      (a) The Plan is a Top-Heavy Plan for a Plan Year if either of the following applies:

           (1) If this Plan is not part of a required aggregation group and the top-heavy ratio for this Plan exceeds 60 percent.

           (2) If this Plan is part of a required aggregation group of plans and the top-heavy ratio for the group of plans exceeds 60 percent.

           Notwithstanding paragraphs (1) and (2) above, the Plan is not a Top-Heavy Plan with respect to a Plan Year if it is part of a permissive aggregation group of plans for which the top-heavy ratio does not exceed 60 percent.

      (b) The "top-heavy ratio" shall be determined as follows:

           (1) If the employer maintains one or more defined contribution plans (including any simplified employee pension plan) and has not maintained any defined benefit plan which during the 5-year period ending on the determination date has or has had accrued benefits, the top-heavy ratio for this Plan or for the required or permissive aggregation group (as appropriate) is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the Plan or plans as of the determination date (including any part of any account balance distributed in the five-year period ending on the determination date), and the denominator of which is the sum of the account balances (including any part of any account balance distributed in the five-year period ending on the determination date) of all employees under the Plan or plans as of the determination date. Both the numerator and denominator of the top-heavy ratio shall be increased to reflect any contribution not actually made as of the determination date but which is required to be taken into account on that date under Code section 416 and the regulations thereunder.

           (2) If the employer maintains one or more defined contribution plans (including any simplified employee pension plan) and maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group (as appropriate), is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the aggregated defined contribution plan or plans, determined according to paragraph
                 (1) above, and the present value of accrued benefits of all Key Employees under the defined benefit plan or plans as of the determination date, and the denominator of which is the sum of such account balances of all employees under the aggregated defined contribution plan or plans and the present value of accrued benefits of all employees under the defined benefit plan or plans as of the determination date. The account balances and accrued benefits in both the numerator and denominator of the top-heavy ratio shall be adjusted to reflect any distributions made in the five-year period ending on the determination date and any contributions due but unpaid as of the determination date.

           (3) For purposes of paragraphs (1) and (2), the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within the 12-month period ending on the determination date, except as provided in Code section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of an employee (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one hour of service with any employer maintaining the Plan at any time during the 5-year period ending on the determination date, will be disregarded. The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

      (c) "Required aggregation group" means (i) each qualified plan of the employer in which at least one Key Employee participates in the Plan Year containing the determination date, or any of the four preceding Plan Years, and (ii) any other qualified plan of the employer that enables a plan described in (i) to meet the requirements of Code sections 401(a)(4) and 410.

      (d) "Permissive aggregation group" means the required aggregation group of plans plus any other plan or plans of the employer which, when consolidated as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

      (e) "Determination date" means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year is the determination date.

      (f) The "determination period" for a Plan Year is the Plan Year in which the applicable determination date occurs and the four preceding Plan Years.

      (g) The "valuation date" is the last day of each Plan Year and is the date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

      (h) For purposes of establishing the "present value" of benefits under a defined benefit plan to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality table specified in the defined benefit plan for this purpose.

      (i) If an individual has not performed services for the employer at any time during the five-year period ending on the determination date with respect to a Plan Year, any account balance or accrued benefit for such individual shall not be taken into account for such Plan Year.

      (j) For purposes of determining if a defined benefit plan included in a required aggregation group of which this Plan is a part is a Top-Heavy Plan, the accrued benefit to any employee (other than a Key Employee) shall be determined as follows:

           (1) Under the method which is used for accrual purposes under all defined benefit plans maintained by the employer.

           (2) If there is no method described in paragraph (1), as if such benefit accrued not more rapidly than the lowest accrual rate permitted under Code section 411(b)(1)(C).

           Sec. 14.3 Minimum Contribution Requirement. For any Plan Year with respect to which the Plan is a Top-Heavy Plan, the employer contributions and Forfeitures allocated to each Active Participant who is not a Key Employee and whose Termination of Employment has not occurred prior to the end of such Plan Year shall not be less than the minimum amount determined in accordance with the following:

      (a) The minimum amount shall be the amount equal to that percentage of the Participant's Compensation for the Plan Year which is the smaller of:

           (1)   3 percent.

           (2) The percentage which is the largest percentage of Compensation allocated to any Key Employee from employer contributions and Forfeitures for such Plan Year.

          For purposes of this section, "Compensation" means the amounts specified in Sec. 6.1(f), subject to the limitation in Sec. 2.6(c).

      (b) For purposes of this section, any employer contribution attributable to a salary reduction or similar arrangement shall be taken into account. Any employer contribution attributable to a salary reduction or similar arrangement (including Before-Tax Contributions and Matching Contributions under this Plan) may not be used to satisfy the minimum amount of employer contributions which must be allocated under subsection (a).

      (c) This section shall not apply to any Participant who is covered under any other plan of the employer under which the minimum contribution or minimum benefit requirement applicable to Top-Heavy Plans will be satisfied.

           Sec. 14.4 Participation under Defined Benefit Plan and Defined Contribution Plan. If a Participant is also a participant in a defined benefit plan maintained by the employer, with respect to any Plan Year for which the Plan is a Top-Heavy Plan, Sec. 6.1(d) shall be applied:

     (a) By substituting "1.0" for "1.25" in paragraphs (2)(B) and (3)(B) of Code section 415(e).

     (b)  By   substituting    "$41,500"   for   "$51,875"   in   Code   section
          415(e)(6)(B)(i).

The foregoing provisions of this section shall be suspended with respect to any individual so long as there are no employer contributions, forfeitures, or voluntary nondeductible contributions allocated to such individual, and no defined benefit plan accruals for such individual, either under this Plan or under any other plan that is in a required aggregation group of plans, within the meaning of Code section 416(g)(2)(A)(i), that includes this Plan.

           Sec. 14.5 Definition of Employer. For purposes of this Article XIV, the term "employer" means all Participating Employers and any trade or business entity under Common Control with a Participating Employer.

           Sec. 14.6 Exception For Collective Bargaining Unit. Section 14.3 shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and such employer or employers.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS
                            ------------------------

           Sec. 15.1 Insurance Company Not Responsible for Validity of Plan. No insurance company that issues a contract under the Plan shall have any responsibility for the validity of the Plan. An insurance company to which an application may be submitted hereunder may accept such application and shall have no duty to make any investigation or inquiry regarding the authority of the applicant to make such application or any amendment thereto or to inquire as to whether a person on whose life any contract is to be issued is entitled to such contract under the Plan.

           Sec. 15.2 Headings. Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

           Sec. 15.3 Capitalized Definitions. Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

           Sec. 15.4 Gender. Any references to the masculine gender include the feminine and vice versa.

           Sec. 15.5 Use of Compounds of Word "Here". Use of the words "hereof", "herein", "hereunder", or similar compounds of the word "here" shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

           Sec. 15.6 Construed as a Whole. The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.



Dated: September 14, 1998            PIONEER HI-BRED INTERNATIONAL, INC.


                                     /s/  Joseph G.(Joe) Dollison
                                     By:  Joseph G.(Joe) Dollison
                                     Its  Treasurer